UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

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17785 Center Court Drive N, Suite 750

Cerritos, California 90703

May 4, 2020

To Our Shareholders:

It is my pleasure to invite you to attend, virtually via the Internet, the 2020 Annual Meeting of Shareholders of First Choice Bancorp (the “Company”) which will be held on Tuesday, June 16, 2020, at 4:30 p.m., Pacific Time. This year’s annual meeting will be a virtual meeting via live webcast on the Internet (the “Virtual Meeting”). You will be able to attend the Virtual Meeting, vote and submit your questions during the meeting by visiting http://www.meetingcenter.io/226290832. You will not be able to attend the Annual Meeting in person.

During the Virtual Meeting, shareholders will be asked to (a) elect directors; (b) approve, in a non-binding advisory vote, the compensation paid to executive officers; (c) approve an increase in the shares authorized under the Company’s 2013 Omnibus Stock Incentive Plan; and (d) ratify the appointment of Eide Bailly LLP as the independent registered public accounting firm for the Company for 2020. Each of these matters is important, and we urge you to vote to elect each of the director nominees, to approve, on a non-binding advisory basis, the compensation paid to our senior management for 2019, to approve the proposed increase in the shares authorized for issuance under our 2013 Omnibus Stock Incentive Plan, and ratify the appointment of our independent auditor.

We are taking advantage of the Securities and Exchange Commission (SEC) rule that allows us to furnish proxy materials to our shareholders over the Internet. This e-proxy process expedites the delivery of proxy materials to our shareholders, lowers our costs and reduces the environmental impact of the Virtual Meeting. Today, we are sending to each of our shareholders who has elected an alternative means of delivery a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement for the Virtual Meeting and our 2019 Annual Report to Shareholders, as well as how to vote via proxy either by telephone or over the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions to allow you to request copies of the proxy materials to be sent to you by mail. Shareholders who have elected to receive copies of our proxy materials delivered via mail or e-mail will be receiving the Proxy Statement, a proxy card and the Annual Report by mail or e-mail, as applicable.

Your vote is important. Whether or not you expect to attend the Virtual Meeting via live webcast, please submit a proxy as soon as possible or by no later than June 15, 2020, to instruct how your shares are to be voted at the Virtual Meeting. A shareholder may submit a proxy by following the instructions set forth on the Notice of Internet Availability of Proxy Materials or proxy card. A shareholder who receives a paper copy of the proxy card by mail will also receive a postage-paid, addressed envelope that can be used to return the completed proxy card. If you participate in and vote your shares at the Virtual Meeting, your proxy will not be used.

As we continue to look forward in 2020, we want to take this opportunity to highlight some of our considerable achievements in 2019, not only from an operation and financial results perspective, but from a social responsibility perspective as well.

FULL YEAR 2019 FINANCIAL HIGHLIGHTS:	AWARDS AND RECOGNITION

Record net income of $27.8 million, an 84.1% increase over the prior year	Ranked Top 100 (#38) Best-Performing Community Banks in the U.S. by S&P Global Market Intelligence

Diluted EPS of $2.36 per share, a 43.9% increase over the prior year	“Outstanding” Community Reinvestment Act Rating

Net interest margin of 5.24%	Qualified Minority Depository Institution

Return on average assets and average equity of 1.74% and 10.93%	American Banker’s Best Banks to Work For

Total loans held for investment increased $123.7 million, or 9.9%, to $1.37 billion	Bank Enterprise Award

Noninterest-bearing demand deposits increased $79.9 million, or 14.6%, to $626.6 million at December 31, 2019	Bauer Financial 5-Star Rating

Branch consolidations and relocations resulted in aggregate after-tax impairment charges of $850 thousand or $0.07 per diluted share; expected after-tax costs savings, net of impairment charges, are $437 thousand

Cash dividends paid of $0.85 per share

On behalf of the Board of Directors and the officers and employees of the Company, we would like to thank our shareholders for their continued support. We look forward to your participation in the Virtual Meeting.

Sincerely,

Peter H. Hui	Robert M. Franko
Chairman of the Board	President and Chief Executive Officer

Important Notice Regarding Availability of Proxy Materials for the Virtual Meeting on June 16, 2020:

First Choice Bancorp’s Notice of Annual Meeting of Stockholders, Proxy Statement and 2019 Annual Report to Shareholders are available at www.firstchoicebankca.com and clicking “Investor Relations.”

17785 Center Court Drive N, Suite 750

Cerritos, California 90703

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 16, 2020 - 4:30 p.m. (local time).

The 2020 Annual Meeting of Shareholders of First Choice Bancorp (the “Company”) will be held on June 16, 2020, at 4:30 p.m. Pacific Time. This year’s annual meeting will be a virtual meeting via live webcast on the Internet (the “Virtual Meeting”). You will be able to attend the Virtual Meeting, vote and submit your questions during the meeting by visiting http://www.meetingcenter.io/226290832 and entering the control number included in the Notice of Internet Availability or proxy card that you receive. You will not be able to attend the Annual Meeting in person.

The purpose of the Virtual Meeting is to consider and vote upon the following matters:

1.	Election of Directors. To elect the following eight (8) persons to the Board of Directors of the Company to serve until the next annual meeting of shareholders and until their successors are elected and have qualified:

	Robert M. Franko	Luis Maizel
	James H. Gray	Lynn McKenzie-Tallerico
	Peter H. Hui	Pravin C. Pranav
	Fred D. Jensen	Phillip T. Thong

2.	Shareholder Advisory (Non-Binding) Vote on Executive Compensation. To approve, in a non-binding advisory vote, the compensation of the Company’s Named Executive Officers as disclosed in the attached Proxy Statement.

3.	Amendment to the First Choice Bancorp 2013 Omnibus Stock Incentive Plan. To approve an amendment to the First Choice Bancorp 2013 Omnibus Stock Incentive Plan (the “2013 Omnibus Plan”) to increase the number of shares reserved for issuance thereunder by 200,000 shares (for an aggregate 1,590,620 shares).

4.	Ratification of the Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of Eide Bailly LLP as the independent registered public accounting firm for the Company for 2020.

5.	Other Business. To transact such other business as may properly be brought before the Virtual Meeting or any adjournments or postponements of the Virtual Meeting.

Only shareholders of record at the close of business on April 22, 2020 are entitled to notice and to vote, either by proxy or at the Virtual Meeting (any and adjournment or postponement thereof).

As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board. All proposals set forth above are proposals of the Company. It is expected that these materials will be emailed or mailed to shareholders on or about May 4, 2020.

The Bylaws of the Company provide for the nomination of Directors in the following manner:

“Section 13. SHAREHOLDER NOMINATIONS AND PROPOSALS. For business (including, but not limited to director nominations) to be properly brought before an annual meeting by a shareholder, the shareholder or shareholders of record intending to propose the business (the “proposing shareholder”) must have given written notice of the proposing shareholder’s nomination or proposal, either by personal delivery or by United States mail to the secretary of the Corporation no earlier than one hundred twenty (120) calendar days and no later than ninety (90) calendar days before the date such annual meeting is to be held. If the current year’s annual meeting is called for a date that is not within thirty (30) days of the anniversary of the previous year’s annual meeting, notice must be received not later than ten (10) calendar days following the day on which public announcement of the date of the annual meeting is first made. In no event will an adjournment or postponement of an annual meeting of shareholders begin a new time period for giving a proposing shareholder’s notice as provided above.

For business to be properly brought before a meeting of shareholders, the notice of meeting sent by or at the direction of the person calling the meeting must set forth the nature of the business to be considered. A shareholder or shareholders who have made a written request for a meeting pursuant to Section 3 may provide the information required for notice of a shareholder proposal under this Section simultaneously with the written request for the meeting submitted to the secretary or within ten calendar days after delivery of the written request for the meeting to the secretary.

A proposing shareholder’s notice shall include as to each matter the proposing shareholder proposes to bring before either an annual or special meeting:

(a) The name and address of the proposing shareholder and the classes and number of shares of capital stock of the Corporation held by the proposing shareholder

(b) If the notice regards the nomination of a candidate for election as director: (i) the name, age, and business and residence address of the candidate; (ii) the principal occupation or employment of the candidate; and (iii) the class and number of shares of the Corporation beneficially owned by the candidate.

(c) If the notice regards a proposal other than the nomination of a candidate for election as director, a brief description of the business desired to be brought before the meeting and the material interest of the proposing shareholder of such proposal.”

Since important matters are to be considered at the Virtual Meeting, it is very important that each shareholder vote.

Your vote is important. Whether or not you expect to attend the Virtual Meeting via live webcast over the Internet, please submit a proxy as soon as possible or by no later than June 15, 2020, to instruct how your shares are to be voted at the Virtual Meeting. A shareholder may submit a proxy by following the instructions set forth on the Notice of Internet Availability of Proxy Materials or proxy card. A shareholder who receives a paper copy of the proxy card by mail will also receive a postage-paid, addressed envelope that can be used to return the completed proxy card. If you participate in and vote your shares at the Virtual Meeting, your proxy will not be used.

SHAREHOLDERS OF FIRST CHOICE BANCORP ARE HEREBY ADVISED OF THE AVAILABILITY OF THE DECEMBER 31, 2019 DISCLOSURE STATEMENT. SHAREHOLDERS DESIRING A COPY OF THE DISCLOSURE STATEMENT SHOULD CONTACT MR. ROBERT M. FRANKO, PRESIDENT AND CHIEF EXECUTIVE OFFICER, AT FIRST CHOICE BANCORP.

YOU SHOULD HAVE RECEIVED IN THE MAIL A PRELIMINARY NOTICE OF FIRST CHOICE BANCORP’S 2020 ANNUAL SHAREHOLDERS MEETING, WHICH INCLUDES A DESCRIPTION OF THE VARIOUS VOTING PROCEDURES AVAILABLE TO YOU, INCLUDING VOTING VIA THE INTERNET. YOU ARE REQUESTED TO VOTE VIA THE INTERNET AT WWW.ENVISIONREPORTS.COM/FCBP OR WWW.EDOCUMENTVIEW.COM/FCBP WITHOUT DELAY WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL MEETING. IF YOU VOTE VIA THE INTERNET, YOUR VOTE WILL ALSO BE CONSIDERED AS YOUR CONSENT TO VOTE ELECTRONICALLY AS PROVIDED IN SECTIONS 20, 21, 600 AND 601 OF THE CALIFORNIA GENERAL CORPORATIONS LAW, AS AUTHORIZED BY THE COMPANY’S BYLAWS. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO IT BEING VOTED, EITHER BY ATTENDING THE VIRTUAL MEETING AND ELECTING TO VOTE, OR BY FILING WITH THE SECRETARY OF FIRST CHOICE BANCORP, PRIOR TO THE VIRTUAL MEETING, A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.

We appreciate your continuing support and look forward to your participation in the Virtual Meeting.

DATED: May 4, 2020	By Order of the Board of Directors

Peter H. Hui	Robert M. Franko
Chairman of the Board	President and Chief Executive Officer

www.firstchoicebankca.com and clicking “Investor Relations.”

Important Notice Regarding Availability of Proxy Materials for the Virtual Meeting on June 16, 2020:

FIRST CHOICE BANCORP’S NOTICE OF ANNUAL MEETING OF STOCKHOLDERS, PROXY STATEMENT AND 2019 ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT WWW.FIRSTCHOICEBANKCA.COM AND CLICKING “INVESTOR RELATIONS.”

17785 Center Court Drive N, Suite 750

Cerritos, California 90703

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS OF FIRST CHOICE BANCORP

To Be Held Tuesday, June 16, 2020

To the Shareholders of First Choice Bancorp:

First Choice Bancorp, Cerritos, California (the “Company”) is furnishing this Proxy Statement to its shareholders in connection with the solicitation by the Board of Directors (the “Board”) of proxies in connection with the Annual Meeting of Shareholders, any postponement or adjournment thereof. This year’s annual meeting will be a virtual meeting via live webcast on the Internet (the “Virtual Meeting”). You will be able to attend the Virtual Meeting, vote and submit your questions during the meeting by visiting http://www.meetingcenter.io/226290832 and entering the control number included in the Notice of Internet Availability or proxy card that you receive. You will not be able to attend the Annual Meeting in person.

The matters to be considered and voted upon at the Virtual Meeting will include:

1.	Election of Directors. To elect the following eight (8) persons to the Board of Directors of the Company to serve until the next annual meeting of shareholders and until their successors are elected and have qualified:

	Robert M. Franko	Luis Maizel
	James H. Gray	Lynn McKenzie-Tallerico
	Peter H. Hui	Pravin C. Pranav
	Fred D. Jensen	Phillip T. Thong

2.	Shareholder Advisory (Non-Binding) Vote on Executive Compensation. To approve, in a non-binding advisory vote, the compensation of the Company’s Named Executive Officers as disclosed in the attached Proxy Statement.

3.	Amendment to the First Choice Bancorp 2013 Omnibus Stock Incentive Plan. To approve an amendment to the First Choice Bancorp 2013 Omnibus Stock Incentive Plan (the “2013 Omnibus Plan”) to increase the number of shares reserved for issuance thereunder by 200,000 shares (for an aggregate 1,590,620 shares).

4.	Ratification of the Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of Eide Bailly LLP as the independent registered public accounting firm for the Company for 2020.

5.	Other Business. To transact such other business as may properly be brought before the Virtual Meeting or any adjournments or postponements of the Virtual Meeting.

Only shareholders of record at the close of business on April 22, 2020 (the “Record Date”) are entitled to notice of, and to vote on the matters to be presented at the Virtual Meeting, either during the Virtual Meeting or by proxy, including at any adjournment or postponement thereof. This Proxy Statement and the enclosed proxy card (the “Proxy”) will first be made available to shareholders on or about May 4, 2020.

This solicitation of proxies is being made by the Board. The expense of solicitation of proxies for the Virtual Meeting will be borne by the Company which costs are not expected to exceed the amounts normally expended in connection with a solicitation of proxies for the election of directors. It is anticipated that proxies will be solicited primarily through the use of the mail. Proxies may also be solicited personally, by email or by telephone by directors, officers and employees of the Company and its wholly-owned subsidiary, First Choice Bank (the “Bank”), without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, that are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 16, 2020.

This Proxy Statement and the Company’s 2019 Annual Report are available online at www.firstchoicebankca.com and clicking “Investor Relations.”

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. Whether or not you plan to attend the Virtual Meeting, please submit your proxy or voting instructions for your shares promptly by telephone or the Internet or by completing, signing, dating and returning the proxy card or voting instruction form accompanying the Proxy Statement using the directions on your proxy card or voting instruction form, all as described in more detail in the Proxy Statement.

Voting by any of these methods will not prevent you from attending the Virtual Meeting and voting.

DATED: May 4, 2020	By Order of the Board of Directors

Robert M. Franko
President and Chief Executive Officer

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

When and where will the Annual Meeting be held?

This year the 2020 Annual Meeting of Shareholders of First Choice Bancorp will be held on June 16, 2020 and will be hosted live via the Internet (the “Virtual Meeting”). YOU WILL NOT BE ABLE TO ATTEND THE MEETING IN PERSON. Any shareholder can listen to and participate in the Virtual Meeting live via the Internet at http://www.meetingcenter.io/226290832. The Meeting webcast will begin promptly at 4:30 p.m., Pacific Time. We encourage you to access the Virtual Meeting webcast prior to the start time. Online check-in will begin, and shareholders may begin submitting written questions, at 4:30 p.m., Pacific Time, and you should allow ample time for the check-in procedures.

Why are we holding the Annual Meeting virtually?

Our Board of Directors annually considers the appropriate format of our annual meeting of shareholders. As part of our effort to maintain a safe and healthy environment for our directors, members of management and shareholders who wish to attend the annual meeting, and in light of the novel coronavirus disease, COVID-19, our Board of Directors believes that hosting a Virtual Meeting is in our best interest and the best interest of our shareholders and enables increased shareholder attendance and participation during a time when many travel and gathering restrictions are in place and may limit attendance at our Annual Meeting. Furthermore, our Board of Directors has determined that hosting a virtual annual meeting of shareholders will provide expanded access, improved communication, and cost savings. Hosting a Virtual Meeting enables increased shareholder attendance and participation since shareholders can participate from any location around the world. We believe that the Virtual Meeting format will provide shareholders a similar level of transparency to the traditional in-person meeting format and we will take steps to ensure such an experience. Our shareholders will be afforded the same opportunities to participate at the Virtual Meeting as they would at an in-person annual meeting of shareholders.

Our Virtual Meeting allows shareholders to submit questions and comments before and during the Virtual Meeting. After the Virtual Meeting, we will spend up to 15 minutes answering shareholder questions that comply with the rules of conduct for the Virtual Meeting; which will be posted on the Virtual Meeting web portal. To the extent time doesn’t allow us to answer all of the appropriately submitted questions, we will answer them in writing on our investor relations website, at www.firstchoicebankca.com and clicking “Investor Relations,” soon after the Virtual Meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

What happens if there are technical difficulties during the Virtual Meeting?

If we experience technical difficulties at the Virtual Meeting and are not able to resolve them within a reasonable amount of time, we will adjourn the Virtual Meeting to a later date and will provide notice of the date and time of such adjourned meeting at http://www.meetingcenter.io/226290832 and on a Current Report on Form 8-K that we will file with the SEC.

Why did you send me this Proxy Statement?

We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the Virtual Meeting. This Proxy Statement summarizes the information you need to know to cast an informed vote at the Virtual Meeting. However, you do not need to attend the Virtual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card. You may also vote electronically by telephone or by the Internet by following the instructions on the proxy card.

Who May Vote?

We will begin sending this Proxy Statement, the attached 2019 Notice of Annual Meeting and the enclosed proxy card on or about May 4, 2020 to all shareholders entitled to vote. Shareholders who were the record owners of the Company’s no par value common stock (the “Common Stock”) at the close of business on April 22, 2020 (the “Record Date”) are entitled to vote. On the Record Date, there were 11,661,952 shares of the Company’s Common Stock issued and outstanding and entitled to vote, inclusive of 100,693 unvested shares of restricted stock awarded under the Company’s 2013 Omnibus Stock Incentive Plan, which under the terms of that plan, have voting rights during all periods in which such shares are outstanding, including during the restricted period. Our Common Stock is our only outstanding class of capital stock.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a company, trust or other nominee, then the broker, company, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you are still considered the beneficial owner of those shares and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, company, trust or other nominee how to vote their shares using the voting instruction form provided by it. If you hold your shares in street name and do not provide voting instructions, your broker, company, trust or other nominee has discretionary authority to vote your shares on the ratification of the selection of Eide Bailly LLP as our independent auditor for the fiscal year ending December 31, 2020, even in the absence of your specific voting instruction. Those shares will also be counted as present at the Virtual Meeting for purposes of determining a quorum. However, in the absence of your specific instructions as to how to vote, your broker, company, trust or other nominee does not have discretionary authority to vote on the election of directors, the shareholder non-binding advisory vote on compensation of the Company’s Named Executive Officers (“NEOs”) (as that term is hereinafter defined), the proposal to approve an amendment to the 2013 Equity Incentive Plan to increase the shares authorized thereunder by 200,000 shares, or any other proposals that may properly come before the Virtual Meeting.

What constitutes a quorum?

A quorum of shareholders is necessary to hold a valid meeting. The presence at the Virtual Meeting of holders of a majority of the outstanding shares of Common Stock entitled to vote, either attending virtually via the Internet or by proxy, shall constitute a quorum for the transaction of business. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the Virtual Meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. If there is no quorum, a majority of the shares represented at the Virtual Meeting may adjourn the Virtual Meeting to another date.

How many votes do I have?

Holders of Common Stock are entitled to one vote, at the Virtual Meeting or by proxy, for each share of Common Stock held in his or her name on the books of the Company as of the Record Date for the Virtual Meeting on any matter submitted to the vote of the shareholders, except that in connection with the election of directors, the shares are entitled to be voted cumulatively. Cumulative voting entitles a shareholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, or to distribute his or her votes on the same principle between two or more nominees as he or she deems appropriate. The eight (8) nominees receiving the highest number of votes will be elected.

Pursuant to California law, no shareholder may cumulate votes for a nominee unless the name of the nominee has been placed in nomination prior to the voting and the shareholder has given notice at the Virtual Meeting prior to the voting of the shareholder’s intention to cumulate. If any shareholder gives notice, all shareholders may cumulate their votes.

The proxy holders designated in the enclosed proxy card do not, at this time, intend to cumulate votes pursuant to the proxies solicited in this Proxy Statement unless another shareholder gives notice to cumulate, in which case, the proxy holders may cumulate votes in accordance with the recommendations of the Board of Directors.

What vote is required to approve each proposal, and what is the effect of withholding authority to vote, broker non-votes and abstentions?

The following table sets forth the vote that is required to approve each proposal, and the effect of withholding authority to vote, broker non-votes and abstentions from voting.

Proposal	Vote Required	Effect of “Withhold” Votes, Abstentions, Broker Non-Votes
Proposal 1: Election of Directors	The candidates receiving the highest number of votes, up to the number of directors to be elected, eight (8), will be elected.	Broker non-votes will have no effect on the voting for the election of Directors.

Proposal 2: Shareholder Advisory (Non-Binding) Vote on Executive Compensation	Affirmative vote of at least a majority of the shares represented and voting, either at the Virtual Meeting or by proxy, on this proposal, with the affirmative votes constituting at least a majority of the required quorum.	Abstentions will have the same effect as votes against such proposal, and broker non-votes will not be counted as votes and will have no effect on the voting of this proposal.

Proposal 3: Amendment to the First Choice Bancorp 2013 Omnibus Stock Incentive Plan	Affirmative vote of at least a majority of the shares represented and voting, either at the Virtual Meeting or by proxy, on this proposal, with the affirmative votes constituting at least a majority of the required quorum.	Abstentions will have the same effect as votes against such proposal, and broker non-votes will not be counted as votes and will have no effect on the voting of this proposal.

Proposal 4: Ratification of the Company’s Independent Auditors	Affirmative vote of at least a majority of the shares represented and voting, either at the Virtual Meeting or by proxy, on this proposal, with affirmative votes constituting at least a majority of the required quorum.	Abstentions will have no effect unless there are insufficient votes in favor of the proposal, such that the affirmative votes constitute less than a majority of the required quorum. In such case, abstentions will have the same effect as a vote against the proposal. Broker non-votes will not be counted as votes and will have no effect on the voting of this proposal.

How Do I Vote?

Our Board of Directors (the “Board”) is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the Virtual Meeting in the manner you direct. You may vote for all, some or none of our director candidates. You also may vote for or against the other proposals or abstain from voting.

You may vote at the Virtual Meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the Virtual Meeting. You can always change your vote while attending the Virtual Meeting.

If you are a shareholder of record, you may direct how your shares are voted without attending the Virtual Meeting in one of the following ways:

●	Voting by Telephone: You may vote by calling the toll-free telephone number and following the instructions printed on your proxy card. The deadline for voting by telephone is June 15, 2020, at 8:59 p.m., Pacific Time. If you vote by telephone, you do not need to return your proxy card.

●	Voting on the Internet: You may vote on the Internet by accessing the website address and following the instructions printed on your proxy card. The deadline for voting on the Internet is June 15, 2020, at 8:59 p.m., Pacific Time. If you vote on the Internet, you do not need to return your proxy card.

●	Voting by Mail: You may vote by completing, signing and returning your proxy card by mail. To vote in this manner, please mark, date and sign the enclosed proxy card and return it by mail in the accompanying postage-prepaid envelope. In order to assure that your shares will be voted, you should mail your signed proxy card in sufficient time for it to be received before the Virtual Meeting. If your shares are registered in different names or you hold your shares in more than one capacity, you will receive more than one proxy card. In that case, if you choose to vote by mail and you want all of your shares voted, please complete each proxy card that you receive and return it in its own postage prepaid envelope.

Even if you plan to attend the Virtual Meeting, we recommend that you submit your proxy in advance of the Virtual Meeting as described above so that your vote will be counted if you later decide not to attend the Virtual Meeting. Submitting your proxy by telephone, Internet or mail will not affect your right to vote at the Virtual Meeting should you decide to attend the Virtual Meeting. If you do attend and vote your shares at the Virtual Meeting after having voted by any of the methods described above, only your last vote will be counted.

Voting by Proxy for Shares Held In Street Name: If you are the beneficial owner of shares held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to instruct how your shares are to be voted at the Virtual Meeting.

Revoking a Proxy

You may revoke your proxy before it is voted by:

●	submitting a new proxy with a later date, including a proxy given via the Internet or by telephone;
●	providing us with written notification before the Virtual Meeting that you are revoking your previously submitted proxy; or
●	voting at the Virtual Meeting.

What if I don’t vote for some of the items listed in this Proxy Statement?

If you are a shareholder of record and return your signed proxy card, by internet or by telephone, the proxy holders will vote your shares, with respect to the items without specific voting instructions, according to the recommendations of the Board. The Board has designated Robert M. Franko and Khoi D. Dang, and each of them individually, with power of substitution, as proxy holders.

How Will the Board Vote My Proxy?

If you grant us your proxy to vote your shares (whether by telephone or over the Internet or by completing, signing and returning your proxy card by mail), and you do not revoke that proxy prior to the Virtual Meeting, your shares will be voted as directed by you. If you do not provide any specific direction as to how your shares should be voted, your shares will be voted as follows:

●	“FOR ALL” to elect all eight (8) director nominees named in the this Proxy Statement to the Board of Directors (Proposal No. 1);

●	“FOR” approving, on an advisory, non-binding basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement (Proposal No. 2);

●	“FOR” approving an amendment to the First Choice Bancorp 2013 Omnibus Stock Incentive Plan to increase the number of shares reserved for issuance thereunder by 200,000 shares (for an aggregate 1,590,620 shares) (Proposal No. 3); and

●	“FOR” ratification of the appointment of Eide Bailly LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal No. 4).

If any other matter should be properly presented at the Virtual Meeting upon which a vote may be taken, the shares represented by your proxy will be voted in accordance with the judgment of the holders of the proxy.

How Do I Get More Information About the Company?

The Notice provides instructions on how to access and review the proxy materials and our Form 10-K Annual Report that contains our consolidated financial statements. Our Annual Report includes a list of exhibits filed with the SEC but does not include the exhibits.

If you wish to receive copies of the exhibits, please write to the following address: Investor Relations, First Choice Bancorp, 17785 Center Court Drive N, Suite 750, Cerritos, California 90703.

You may also send your request by e-mail to: investorrelations@firstchoicebankca.com.

The Company’s Annual Report is included with the proxy materials.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the Record Date, concerning beneficial ownership of our Common Stock (i) by persons (other than depositories) known by us to own five percent (5%) or more of our outstanding Common Stock, (ii) by each of our directors or nominees, (iii) by each of our executive officers and the executive officers of the Bank, and (iv) by all current directors and executive officers of the Company and/or the Bank as a group. The table should be read with the understanding that more than one (1) person may be the beneficial owner or possess certain attributes of beneficial ownership with respect to the same securities.

Management is not aware of any change in control of the Company that has occurred since January 1, 2019, or any arrangement that may, at a subsequent date, result in a change in control of the Company.

Name	Title	Number of Shares of Common Stock Beneficially Owned(1)(2)		Number of Shares of Common Stock Subject to Vested Stock Options(1)	Percent of Class(1)(2)(3)

Khoi D. Dang	EVP/General Counsel	11,977	(4)	-	0.10%
Robert M. Franko	Director, President and CEO	85,001	(5)	32,448	0.73%
James H. Gray	Director	40,958	(6)	5,408	0.35%
Peter H. Hui	Chairman	781,695	(7)	-	6.70%
Fred Jensen	Director	27,305	(8)	5,408	0.23%
Luis Maizel	Director	47,000	(9)	7,977	0.40%
Gene May	EVP/Chief Credit Officer	40,777	(10)	21,632	0.35%
Pravin C. Pranav	Director	181,852	(11)	-	1.56%
Lynn McKenzie-Tallerico	Director	-	(12)	-	0.00%
Yolanda Su	EVP/Chief Operations Administrator	49,436	(13)	-	0.42%
Phillip T. Thong	Vice Chairman	129,458	(14)	-	1.11%
All Directors and Executive Officers as a Group (11 in number)		1,395,459	(15)	72,873	11.95%

Principal Shareholders Owning 5% or More
Banc Funds		680,759	(16)	-	5.84%

(1)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days of the April 22, 2020 Record Date. This would include stock options that are vested as of that date and stock options that will vest within 60 days of the Record Date.
(2)	Includes unvested shares of restricted stock granted under the Company’s 2013 Omnibus Stock Incentive Plan. Under the terms of this Plan, holders of shares of restricted stock have the power to vote such shares during the restricted period and, therefore, the holders of such shares are deemed to “beneficially own” these shares within Rule 13d-3 under the Exchange Act as of the Record Date, despite these shares being subject to forfeiture until they vest.
(3)	For purposes of this table, “percent of class” is based on 11,661,952 shares of Common Stock of the Company issued and outstanding as of March 24, 2020, including 100,693 shares of unvested restricted stock awarded under the Company’s 2013 Omnibus Stock Incentive Plan. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days of the Record Date are deemed to be outstanding for such person or persons, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person. The amounts in the table are as of the Record Date.
(4)	Includes 10,719 shares of unvested restricted stock.
(5)	Includes 9,304 shares of unvested restricted stock, 32,462 shares held in a trust of which he is trustee and has voting rights with respect to these shares, and 10,787 shares held in an IRA account for his benefit.
(6)	Includes 2,527 shares of unvested restricted stock, 8,977 shares held in a trust of which he is trustee and has voting rights with respect to these shares, 14,638 shares held in a ROTH-IRA for his benefit, and 1,558 shares held in an IRA for his benefit.
(7)	Includes 2,311 shares of unvested restricted stock, and 95,883 shares held in his wife’s name and in her IRA.
(8)	Includes 2,425 shares of unvested restricted stock, and 10,889 shares held in a trust of which he is trustee and has voting rights.
(9)	Includes 1,003 shares of unvested restricted stock, 28,225 shares held in a trust of which he is trustee and has voting rights with respect to these shares, and 9,089 shares held in an IRA for his benefit
(10)	Includes 2,280 shares of unvested restricted stock, and 9,703 shares held in an IRA for his benefit.
(11)	Includes 1,829 shares of unvested restricted stock, 121,018 shares held in a trust in which he is trustee and has voting rights with respect to these shares, and 40,069 shares held by Abacus Payroll Services where he is the president and has voting rights.
(12)	Ms. Tallerico was appointed to the Board of Directors of the Company effective as of January 1, 2020 and, accordingly, did not receive equity compensation in 2019.
(13)	Includes 2,749 shares of unvested restricted stock.
(14)	Includes 2,540 shares of unvested restricted stock, 83,352 shares held in a trust in which he is trustee and has voting rights with respect to these shares, and 43,567 shares held in a retirement plan over which he has voting rights.
(15)	Includes an aggregate of 37,687 shares of unvested restricted stock that the respective holders have the power to vote as described in footnote (2) to this table.
(16)	Based on Schedule 13GA jointly filed on December 31, 2019 by Banc Fund VII L.P., an Illinois Limited Partnership, Banc Fund VIII L.P., an Illinois Limited Partnership, Banc Fund IX L.P., an Illinois Limited Partnership, Banc Fund X L.P., an Illinois Limited Partnership.

PROPOSAL 1:

ELECTION OF DIRECTORS

Nominees for Election as Directors

The Company’s bylaws currently provide that the authorized number of directors may be no less than seven and no more than thirteen, with the exact number of directors to be fixed by resolution of the Board of Directors. The number of directors is currently fixed at eight (8). Each nominee named below is currently a member of the Board of Directors of the Company and has been recommended by the Company’s Compensation, Nominating and Corporate Governance Committee and nominated by the full Board of Directors for election as a director to serve until their successors are elected and have qualified. Votes will be cast in such a way as to effect the election of all eight (8) nominees, or as many as possible, under the rules of cumulative voting. If any nominee should become unable or unwilling to serve as a director, the proxies will be voted for such substitute nominees as shall be designated by the Board of Directors. The Board of Directors presently has no knowledge that any of the nominees will be unable or unwilling to serve. The eight (8) individuals receiving the highest number of votes at the Virtual Meeting shall be elected.

Directors of the Company serve one-year terms. None of the directors or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company, acting within their capacities as such. The Company knows of no family relationships between the Directors and Executive Officers of the Company, nor do any of the Directors or Executive Officers of the Company serve as directors of any other company which has a class of securities registered under, or which is subject to the periodic reporting requirements of the Exchange Act or any investment company registered under the Investment Company Act of 1940.

Pursuant to NASDAQ Stock Market LLC (“NASDAQ”) Listing Rules, the Board has made an affirmative determination that the following nominees for election as directors “independent” within the meaning of such rules: James H. Gray, Peter H. Hui, Fred D. Jensen, Luis Maizel, Pravin C. Pranav, Lynn McKenzie-Tallerico and Phillip T. Thong. These directors comprise a majority of the Company’s Board of Directors and, as such, pursuant to NASDAQ Listing Rules and Rule 10A-3 of the Securities Exchange Act of 1934 (Exchange Act), a majority of the members of the Board is “independent” as so defined.

The following eight (8) persons have been nominated for election by the Board:

Robert M. Franko	Luis Maizel
James H. Gray	Lynn McKenzie-Tallerico
Peter H. Hui	Pravin C. Pranav
Fred D. Jensen	Phillip T. Thong

Information about our Nominees

Name and Office Held	Age	Company Director Since	Bank Director Since
Robert M. Franko, Director, President and CEO(1)	72	2017	2013
James H. Gray, Director(1)	82	2017	2014
Peter H. Hui, Chairman of the Board(1)	67	2017	2005
Fred D. Jensen, Director(1)	82	2017	2014
Luis Maizel, Director(2)	69	2018	N/A
Pravin C. Pranav, Director(1)	67	2017	2005
Lynn McKenzie-Tallerico, Director(3)	62	2020	N/A
Phillip T. Thong, Vice Chairman of the Board(1)	64	2017	2005

(1)	Directors Franko, Gray, Hui, Jensen, Pranav and Thong became directors of the Company in connection with the bank holding company reorganization of the Bank in 2017.
(2)	Director Maizel is a former director of Pacific Commerce Bancorp and its wholly-owned subsidiary, Pacific Commerce Bank, and joined the Company’s Board of Directors in connection with and effective following the closing the Company’s acquisition of Pacific Commerce Bancorp in 2018.
(3)	Director McKenzie-Tallerico was appointed to the Company Board of Directors effective as of January 1, 2020 to replace Maria Salinas who resigned from the Board at the end of 2019.

We believe that all of our directors’ respective educational background and business experience give them the qualifications and skills necessary to serve as directors of the Company. The following is a brief description of each director’s business experience during at least the past five (5) years:

Robert M. Franko

Mr. Franko has served as First Choice Bank’s President and Chief Executive Officer (“CEO”) and a Director of First Choice Bank since November 2013 and First Choice since inception in September 2017. Mr. Franko brings a wealth of knowledge and experience to First Choice and First Choice Bank, including becoming in 2003 the founder, President, Chief Executive Officer and a director of Beach Business Bank, Manhattan Beach, California, where he created The Doctors Bank® division to provide banking services to physicians and dentists nationwide. Mr. Franko negotiated the sale of Beach Business Bank to First PacTrust Bancorp in 2012, where he thereafter executed the acquisition of the $700 million Private Bank of California in 2013, and where he managed two banks as Chief Executive Officer, with total assets exceeding $3.5 billion with more than 1,000 employees. Mr. Franko has over 25 years of banking experience and previously held several positions in senior management and on boards of directors of commercial banks including City National Bank, Beverly Hills, California (2002-2003); Senior Vice President, Personal Trust and Investments Division, Generations Trust Bank, N.A., Long Beach, California (1999-2002); President and CEO and Executive Vice President of First National Bank of San Diego, Imperial Bancorp, and other financial institutions. Mr. Franko is a member of the Board of Directors of The Independent BankersBank (“TIB”) in Farmers Branch Texas, which is an upstream correspondent bank for First Choice Bank. TIB has made a $25 million advancing line of credit to First Choice.

James H. Gray

Mr. Gray has served as a Director of First Choice Bank since March 2014, and as Director of First Choice since inception in September 2017. He has been extensively involved in the banking industry for over 40 years. In 1974, Mr. Gray was co-founder of Harbor Bank headquartered in Long Beach, California, and he served as Chairman of the Board and CEO from 1976 until the sale of Harbor Bank to City National Bank in early 1998. In 1999, Mr. Gray founded Generations Trust Bank and served as Chairman until its business was sold to Union Bank in 2002. In June 2004, Mr. Gray was a founding Director and Co-Chairman of Beach Business Bank in Manhattan Beach, California, until it was sold to First PacTrust Bancorp in 2012. Mr. Gray was also President of the California Bankers Association from 1985 to 1986 and was a member of the Board of Directors of the American Bankers Association from 1991 to 1996. In addition, Mr. Gray was also one of the founding members of the FDIC’s National Community Bank Advisory Committee, serving from 2009 to 2012. Mr. Gray is an active member of the Long Beach community, as founding Chairman of the Aquarium of the Pacific, a past President of both the Chamber of Commerce and the Port of Long Beach Board of Harbor Commissioners, and Chairman of the United Way. Mr. Gray has served as an elected member of the Board of Education in Long Beach and as a Trustee for the Long Beach Community College district, as well as a Trustee for the California State University system from 1990 to 1999.

Peter H. Hui Chairman of the Board	Mr. Hui founded First Choice Bank and has served as Chairman since inception in August 2005, and Chairman of First Choice since inception in September 2017. He has been President of Hospitality Unlimited Investments, Inc. since 1986. He also is an accomplished hotel and real estate broker, previously in the city of Cerritos and currently in Las Vegas. He has 33 years of experience in the hospitality business as owner, developer, management company, operator, or general manager with Hilton, Holiday Inn, Ramada Inn, and Quality Inn, among others. He was also previously a partner in Petra Pacific Insurance Service Inc. As a member of the Directors’ Loan Committee, Mr. Hui brings valuable insight to understanding credit, not just in the hospitality industry, but also in the other businesses where he has operated, such as insurance and non-profit lending. Mr. Hui has also been prolific in bringing deposit relationships to the Bank to provide liquidity. As a member of the Compensation, Nominating and Corporate Governance Committee, he brings his years of management experience to bear on selecting high quality candidates for the Board and management. Mr. Hui attained his BA degree from Southwest State University in Marshall, Minnesota and also graduated from UCLA’s Executive Program in Los Angeles, California. Mr. Hui is also licensed as a real estate broker, is a former instructor on Hotel Management at California Poly University in Pomona, California, and is a former member of the Ramada Franchise Counsel and the Rotary Club.

Fred Jensen	Mr. Jensen has served as a Director of First Choice Bank since May 2014, and as a Director of First Choice since inception in September 2017. Mr. Jensen has been extensively involved in the banking industry for over 40 years. In 2005, Mr. Jensen was a Director and Audit Committee Chairman and Member of Loan Committee of Beach Business Bank in Manhattan Beach, California until it was sold to First PacTrust Bancorp in 2012, after which he served as Director and Audit Committee Chairman and Member of Loan Committee until 2013. He previously held several positions in senior management and on boards of directors of commercial banks including Security Pacific Bank, Los Angeles (1999-2005), First Bank and Trust, Irvine (Formerly Queen City Bank) (1995-1999), Aktiv Bank Holding Bank, Long Beach, (1982-1992), National Bank of Long Beach, Long Beach (1980-1992), American City Bank, Los Angeles (1971-1979), and Union Bank (1966-1971). Mr. Jensen has also served as Director of California Bankers Insurance Services; Chairman of Bank Group California; Director of the Federal Reserve Bank of San Francisco, Los Angeles Branch from 1987-1993; and President of the California Bankers Association in 1992. Mr. Jensen is an active member of the Long Beach community, as President and Director of Long Beach Area Certified Development Corporation, Director of the Aquarium of the Pacific, as well as Trustee for both the Long Beach Memorial Medical Center Foundation, and Boys and Girls Clubs of Long Beach. Mr. Jensen also previously served as a member of the Advisory Board of the California State University Long Beach, School of Business Administration.

Luis Maizel	Mr. Maizel has served as a Director of First Choice Bancorp since August 2018. Mr. Maizel has also served as the President of Maizel Enterprises, Inc., since 1984, Director of LLJ Ventures LLC since 2019, and is Vice Chair of the Board of Trustees of the University of San Diego, where he also chairs the Investment Committee. He is a co-founder and Senior Manager of the Investment Strategy Group at LM Capital Group, LLC, also serving as President of LM Capital Management since 1989 and LM Advisors Inc. since 1984. He has been investing in the global fixed income market for over thirty years. He previously served as Vice President of Finance for Grupoventas, S.A., as well as President of both Industrias Kuick, S.A., and Blount Agroindustrias, S.A., manufacturers of agribusiness equipment. Mr. Maizel previously served as a Director of United PanAmerican Financial Corporation, a Nasdaq-listed company; Pacific Commerce Bancorp and Bank; and Vibra Bank. He has also served as a board member of the United States Board of Directors of Nacional Financiera (NAFIN- Mexico’s National Development Company), Wells Fargo San Diego Community Board, and several nonprofit organizations, and was previously a Faculty Member at the Harvard Business School. He earned his Bachelors of Science degree in Mechanical Engineering from the National University of Mexico, Masters of Science degree in Industrial Engineering from National University of Mexico, and Master of Business Administration from Harvard Business School, where he graduated as a Baker Scholar, the school’s highest academic honor.

Pravin C. Pranav

Mr. Pranav is a founding member of First Choice Bank, having served as a Director since inception in August 2005, and as a Director of First Choice since inception in September 2017. Mr. Pranav was admitted as an Associate of the Institute of Chartered Accountants of England and Wales in 1978, a program which requires in-depth training, as well as successful completion of rigorous examinations in financial management, auditing, business strategy and taxation. He subsequently moved to Zambia, Africa, where he joined his family trading enterprise. Mr. Pranav came to the United States in 1988 and in 1992, he founded Abacus Payroll Services, having served as its President for almost 30 years.

Lynn McKenzie-Tallerico	Ms. McKenzie-Tallerico has over 40 years of experience in the banking industry. She served as National Lead Advisory Partner for Regional and Community Banks for KPMG LLP, helping to coordinate all advisory services to one of KPMG’s largest industry segments, including strategy and financial results. She also led the Internal Audit Risk and Compliance practice for the Pacific Southwest Region and served as lead Advisory Partner for the Phoenix, Arizona office. Prior to joining KPMG in 1996, Ms. McKenzie-Tallerico worked at a major regional bank for 15 years, gaining experience in lending, bank operations, financial operations, risk management and internal controls. Ms. McKenzie-Tallerico currently serves on the board of CASA Los Angeles where she is a member of the Executive Committee and Chair of the Audit and Risk Committee. CASA Los Angeles is a local non-profit that advocates on behalf of children who have experienced abuse and/or neglect. Ms. McKenzie-Tallerico previously served as a board member of the UCLA Iris Cantor Executive Women’s Health Center. Ms. McKenzie-Tallerico has a Master of Business Administration degree with a focus on Finance from the University of Texas at Austin, and a Bachelor of Arts degree in Economics from the University of California, Irvine. She is a licensed CPA in the State of California and a member of the American Institute of Certified Public Accounts, or AICPA.

Phillip T. Thong Vice Chairman of the Board	Mr. Thong is a founding member of First Choice Bank, having served as Vice Chairman since inception in August 2005, and as Vice Chairman of First Choice Bancorp since inception in September 2017. Mr. Thong is a Certified Public Accountant / Business Advisor, he is the Founder and Managing Partner of his own firm, Phillip T. Thong CPA, and has over 35 years of related experience including private and public accounting, management consulting, mergers & acquisitions, and other such areas. He previously was a Founder and Managing Partner of Thong, Yu, Wong & Lee, LLP, from 1982 until 2017. Mr. Thong currently is an honorary chairman of Cambodia Town Inc. and a member of the Advisory Board of CHPAA. He is a member of American Institute of Certified Public Accountants and California Society of Certified Public Accountants. Formerly, Mr. Thong was a member of the advisory board of the Senate Select Committee on Small Business Enterprises. Mr. Thong previously served as a member of the Board of Directors and Chairman of the Audit Committee at International Bank of California. Mr. Thong holds a BS degree in Accounting from West Coast University in Los Angeles, California and a Master’s in Business Administration from California State Polytechnic University in Pomona, California.

Information about our Executive Officers

The following sets forth the names and certain information as of December 31, 2019 with respect to the Executive Officers of the Company and/or the Bank (except for Mr. Franko who is also a director and whose information is included above):

Name	Age	Position	Principal Occupation for Past 10 Years	Year First Appointed
Khoi D. Dang	46	EVP, General Counsel, First Choice Bancorp and First Choice Bank	Lawyer	2019
Gene May	68	EVP, Chief Credit Officer, First Choice Bank	Banker	2011
Yolanda Su	57	EVP, Chief Operations Administrator, First Choice Bank	Banker	2005

Khoi D. Dang General Counsel	Mr. Dang has served as Executive Vice President and General Counsel of the Company and the Bank since March 2019. Prior to joining the Company in this role, Mr. Dang was a partner attorney at Duane Morris, LLP from 2017 through 2019. Prior to this, Mr. Dang was a partner attorney at the banking law firm of Horgan, Rosen, Beckham & Coren, LLP from 2011 through 2017, and an associate with this firm from 2006 through 2011. During his legal career, Mr. Dang has served as outside general counsel to regional and community banks throughout California, advising banks and their holding companies (including the Company and the Bank) on such matters as general corporate, corporate governance, regulatory compliance (e.g., state and federal lending and banking laws and regulations), corporate finance and corporate securities (e.g., ‘33 and ‘34 Act compliance); private and public mergers and acquisitions and general business operations. Mr. Dang is a graduate of Santa Clara University Law School (Juris Doctorate, 2002), the University of California, San Diego (Masters in International Affairs, 1999) and the University of California, Los Angeles (Bachelor of Arts, 1996).

Gene May Chief Credit Officer	Mr. May has served as the Executive Vice President and Chief Credit Officer of First Choice Bank since November 2011. His professional experience began with a 6 ½ year term with the Federal Deposit Insurance Corporation in the Division of Bank Liquidation beginning in 1975. Mr. May has almost 40 years of experience in the banking industry, specializing in consumer and commercial lending, and has held numerous management positions, most recently with Torrey Pines Bank, Pacific Western Bank, and First Pacific Bancorp. Mr. May obtained his BS degree in Accounting from Stephen F. Austin State University, Texas.

Yolanda Su Chief Operations Administrator	Ms. Su has served as the Executive Vice President and Chief Operations Administrator of First Choice Bank since it commenced operations in August 2005. From July 2003 until August 2005, Ms. Su worked at organizing First Choice Bank, while also performing internal auditing services for M.P. Romano Associates on a contractual basis. From 1991 until 2003, Ms. Su was with First Continental Bank, where she served as Senior Vice President and Cashier during her last five years at that bank. Ms. Su has over 25 years of experience in operations department, operations compliance, human resources, and information systems. Ms. Su attained her BS degree in Business Management from the College of Holy Spirit in Manila, Philippines.

Material Litigation Involving Directors and Executive Officers

As of the date of this Proxy Statement, none of the Directors and Executive Officers of the Company and/or the Bank is involved in any material proceeding as a party that is adverse to the Company or the Bank or has a material interest adverse to the Company or the Bank. In addition, none of the Directors and Executive Officers of the Company and/or the Bank have been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the ten year period prior to the date of this Proxy Statement.

Vote Required

The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected.

Board Recommendation

The Board of Directors recommends a vote of “FOR ALL” to elect all eight (8) nominees to the Board of Directors to serve until the next annual meeting of shareholders and until their respective successors shall be elected and qualified.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Corporate Governance Guidelines

We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. Our Board of Directors has adopted Corporate Governance Guidelines that set forth the framework within which our Board of Directors, assisted by the committees of our Board of Directors, directs the affairs of our combined organization. The Corporate Governance Guidelines address, among other things, the composition and functions of our Board of Directors, director independence, compensation of directors, management succession and review, committees of our Board of Directors and selection of new directors. Our Corporate Governance Guidelines are available on our website at www.firstchoicebankca.com under “Investor Relations” and the “Corporate Governance” tabs.

Director Qualifications: We believe that our directors should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in business, government or banking. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on boards of other companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all shareholders. When considering potential director candidates, our Board of Directors also considers the candidate’s character, judgment, diversity, skill-sets, specific business background and global or international experience in the context of our needs and those of the Board of Directors.

Director Independence: Because our common stock is listed on the Nasdaq Global Select Market, we are required to comply with the rules of NASDAQ with respect to the independence of directors who serve on our Board of Directors and its committees. Under the rules of NASDAQ, independent directors must comprise a majority of our Board of Directors. The rules of NASDAQ, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors. As noted above, the Board has made an affirmative determination that a majority of our current Board of Directors qualify as being “independent” within the meaning of the NASDAQ Listing Rules and Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Board Leadership Structure: Our Board selects the Company’s CEO and Chairman of the Board in the manner that it determines to be in the best interests of the Company’s shareholders. The Board has determined that having an independent director serve as Chairman of the Board is in the best interest of the Company’s shareholders at this time. Our Board believes that this structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting Board and Committee agendas and establishing priorities and procedures. Further, this structure permits the Chief Executive Officer to focus on the Company’s and the Bank’s strategic matters and the management of their day-to-day operations.

The Bank, as a separate and distinct entity from the Company, has a separate Board of Directors. The Bank’s Board is comprised of 9 directors who are as follows: Roshan H. Bhakta, Robert M. Franko, Max Freifeld, Peter H. Hui, James H. Gray, Fred D. Jensen, Thomas Iino, Pravin C. Pranav and Phillip T. Thong. Like our Company’s Board of Directors, the Bank’s Board of Directors also meets quarterly, with individual Bank Board committees meeting more frequently as necessary.

Code of Ethics. Our Board of Directors has adopted a code of ethics that applies to all of our directors and employees, including our NEOs. The code provides fundamental ethical principles that are reasonably designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by the Company; compliance with applicable governmental laws, rules and regulations; prompt internal reporting to the appropriate persons identified in the code of violations of the code; and accountability for adherence to the code. Our Code of Ethics is available on our website at www.firsthoicebankca.com, under “Investor Relations” and the “Corporate Governance” tabs. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website, as well as any other means required by NASDAQ Stock Market rules.

Compensation, Nominating and Corporate Governance (“CNG”) Committee Interlocks and Insider Participation. None of the members of our CNG Committee are also officers or employees of the Company and/or Bank. In addition, none of our executive officers serves or has served as a member of the CNG Committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our CNG Committee.

Risk Management and Oversight. Our Board of Directors oversees our risk management process, which is a company-wide approach to risk management that is carried out by our management. Our full Board of Directors determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While our full Board of Directors maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk within their particular area of concern. In particular, our CNG Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. In addition, recognizing the potential impact our operations may have on our environment and the communities we are charged with serving, our CNG Committee is also responsible for overseeing our balance of financial and operational priorities with environmental, social and governance issues affecting our communities pursuant to the guidelines outlined in our Environmental, Social And Corporate Governance Policy in order to manage the reputational risks associated therewith. Our Audit Committee is responsible for overseeing the management of risks associated with related party transactions. Our Directors Loan Committee is primarily responsible for credit and other risks arising in connection with our lending activities, which includes overseeing management committees that also address these risks. Our Asset/Liability Committee monitors our interest rate risk, with the goal of structuring our asset-liability composition to maximize net interest income while minimizing the adverse impact of changes in interest rates on net interest income and capital. Our Board of Directors monitors capital adequacy in relation to risk. Pursuant to our Board of Directors’ instruction, management regularly reports on applicable risks to the relevant committee or the full board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board of Directors and its committees.

Committees of the Board of Directors

During 2019, the Company’s Board of Directors held 7 (seven) regular meetings and 2 (two) special meetings. All of the directors of the Company who served in 2019 attended at least 75% of the aggregate of (i) the total number of the Company Board meetings which they were eligible to attend, and (ii) the total number of meetings held by all committees of the Board of Directors of the Company on which they served during 2019 and which they were eligible to attend.

In addition to meeting as a group to review the consolidated business, certain members of the Company’s Board of Directors also devote their time and talents to the following standing committees:

Name	Audit Committee	Compensation, Nominating and Corporate Governance Committee	Director’s Loan Committee	Asset Liability Management Committee
Robert M. Franko			✓	✓
James H. Gray	✓		✓*	✓
Peter H. Hui		✓	✓
Fred Jensen	✓		✓	✓*
Luis Maizel
Pravin C. Pranav	✓	✓*
Lynn McKenzie-Tallerico	✓			✓
Phillip T. Thong	✓*	✓*	✓

* Denotes Chairperson. Both of Pravin C. Pranav and Phillip T. Thong are Co-Chairmen of the Compensation, Nominating and Corporate Governance Committee.

Audit Committee. The Audit Committee operates under a written charter, adopted by the Board of Directors, which is available on our website at www.firstchoicebankca.com under “Investor Relations” and the “Corporate Governance” tabs. The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Each of the members of the Audit Committee is independent within the meaning of the rules and regulations of NASDAQ.

The purpose of the Audit Committee is to oversee and monitor (i) the integrity of our financial statements and the Company’s systems of internal accounting and financial controls; (ii) our compliance with applicable legal and regulatory requirements; (iii) our independent auditor qualifications and independence; and (iv) the performance of our third party internal audit function and independent auditors. The Board of Directors has determined that Mr. Thong is an “audit committee financial expert” within the meaning of the rules and regulations of the SEC.

The Audit Committee has the sole authority to appoint or replace the Company’s independent auditors (including oversight of audit partner rotation). The Audit Committee is also directly responsible for the compensation and oversight of the work of the Company’s independent auditors. Our independent auditors report directly to the Audit Committee. Among other things, the Audit Committee reviews and discusses with management and the independent auditors our independent certified audits; reviews and discusses with management and the independent auditors our quarterly and annual financial statements; reviews the adequacy and effectiveness of our disclosure controls and procedures; approves all auditing and permitted non-auditing services performed by our independent auditors; reviews significant findings by our bank regulators and management’s response thereto; establishes procedures to anonymously and confidentially handle complaints we receive regarding auditing matters and accounting and internal accounting controls; and handles the confidential, anonymous submission to it by our employees of concerns regarding questions relating to accounting or auditing matters. The Audit Committee also has authority to retain independent legal, accounting and other advisors as the Audit Committee deems necessary or appropriate to carry out its duties.

During 2019, the Audit Committee held 6 (six) regular meetings and 5 (five) special meeting(s).

Compensation, Nominating and Corporate Governance Committee. Our Compensation, Nominating and Corporate Governance Committee currently consists of directors Pranav (Co-Chairperson), Thong (Co-Chairperson) and Hui. Our Board of Directors has evaluated the independence of the members of our Compensation, Nominating and Corporate Governance Committee and has affirmatively determined that all directors are “independent” under NASDAQ rules. The Compensation, Nominating and Corporate Governance Committee held 5 (five) regular meetings and 1 (one) special meeting during 2019.

Our Compensation, Nominating and Corporate Governance Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The current charter of the Compensation, Nominating and Corporate Governance Committee is available on our website at www.firstchoicebankca.com under “Investor Relations” and the “Corporate Governance” tabs.

The Board of Directors believes it is important for the Compensation, Nominating and Corporate Governance Committee to be composed entirely of non-employee directors who qualify as “independent” under the rules of the SEC and NASDAQ. Accordingly, the Board of Directors has determined that each of the members of the Compensation, Nominating and Corporate Governance Committee meets both the SEC’s and NASDAQ’s definitions of independence for purposes of service on the Company’s Compensation, Nominating and Corporate Governance Committee. The Compensation, Nominating and Corporate Governance Committee oversees actions relating to hiring, termination, salary and promotions; reviews and approves the personnel budget, benefit programs, incentive programs including stock options, bonuses, and related items; and verifies that management follows proper procedures to recognize adverse trends in turnover and to maintain adequate staffing levels. Further, the Compensation, Nominating and Corporate Governance Committee is responsible for the oversight of the executive compensation policy of the Company and reviews individual compensation packages of executive officers and all employee compensation plans generally to ensure that the compensation plans offered do not lead executive officers and employees to take unnecessary and excessive risks that could threaten the value of the Company while at the same time allow the Company to recruit and maintain experienced, talented bankers.

Our Compensation, Nominating and Corporate Governance Committee is responsible for discharging our Board of Directors’ responsibilities relating to the corporate governance of our organization. Among other things, the Compensation, Nominating and Corporate Governance Committee has responsibility for:

●	recommending persons to be selected by our Board of Directors as nominees for election as directors or to fill any vacancies on the Company’s or the Bank’s Board of Directors;

●	monitoring the functioning of our standing committees and recommending any changes, including the creation or elimination of any committee; developing, reviewing and monitoring compliance with our corporate governance guidelines;

●	reviewing annually the composition of our Board of Directors as a whole and making recommendations; and

●	handling such other matters that are specifically delegated to the Compensation, Nominating and Corporate Governance Committee by our Board of Directors from time to time.

Other specific duties and responsibilities of our Compensation, Nominating and Corporate Governance Committee include: retaining and terminating any outside search firm to identify director candidates; receiving communications from shareholders regarding any matters of concern regarding corporate governance matters; recommending to the Board the appropriate directors to serve on each of the Boards of Directors of the Company and the Bank and their respective committees; and reviewing and reassessing the adequacy of its Charter and its own performance on an annual basis. The procedures for nominating directors, other than by the Board of Directors itself, are set forth in the Company’s bylaws and reprinted in the Notice of Annual Meeting of Shareholders.

Directors’ Loan Committee. The Directors’ Loan Committee is a committee consisting of independent directors Gray (Chairperson), Bhakta, Freifeld, Hui, Iino, Jensen and Thong, and certain Bank Officers including the Bank’s President and CEO, Mr. Robert Franko; the Bank’s EVP and Chief Credit Officer, Mr. Gene May; and the Bank’s Executive Vice President and Deputy Chief Credit Officer, Mr. Michael Martin. The Directors’ Loan Committee met 11 (eleven) times in 2019. The Directors’ Loan Committee is responsible for establishing loan policies, approving certain credit facilities, setting credit approval limits and reviewing the Bank’s loan portfolios and adequacy of the allowance for loan losses.

Asset Liability Management Committee. Our Asset Liability Management Committee (ALCO) consists of directors Jensen (Chairperson), Franko, Gray and McKenzie-Tallerico. The Company ALCO held 4 (four) regular meetings during 2019. Our ALCO monitors our interest rate risk, with the goal of structuring our asset-liability composition to maximize net interest income while minimizing the adverse impact of changes in interest rates on net interest income and capital.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE

We are committed to excellence in our environmental, social and governance (“ESG”) practices, with our Compensation, Nominating and Corporate Governance Committee assuming primary oversight of our efforts in ESG matters. We continually assess our practices to ensure we are meeting or exceeding industry standards, as well as seek opportunities to enhance the communities where we operate through corporate giving, employee volunteering, workforce development, participating in the political and public policy process, and environmental sustainability programs. As a result of these efforts, we have been recognized on American Banker’s Best Banks to Work For list for two consecutive years, have been showcased in the Western Bankers Association’s social impact awareness campaign for our community service mission, and have been awarded the Bank Enterprise Award for 8 years in a row by the U.S. Department of the Treasury’s Community Development Financial Institution (CDFI) Fund.

We recognize that understanding our efforts to improve ESG practices is increasingly important to our shareholders, customers and associates and have included some highlights below to share our ongoing commitments in these areas.

Reponses to the Coronavirus (COVID-19) Impact. As the novel coronavirus disease (COVID-19) continues to impact communities across the country and the broader economy, we are making the health and well-being of our employees, customers and the communities we serve our top priority. We are also taking steps to respond to the needs of individual and business customers directly affected, while continuing to execute our own business continuity plans under challenging conditions. In this regard, we have leveraged our political contacts to campaign for fundamental changes to existing bank regulations and accounting standards to permit banks to restructure loans, including providing temporary deferments of both interest and principal, without triggering the “Troubled Debt Restructuring” standards or characterizing these loans as non-performing assets. As these changes came into effect, we instituted a program that provided a three-month deferment for all qualifying loans so long as the loans were not thirty-days past due at the time of the deferment. In addition, we are actively participating in the Small Business Administration’s Paycheck Protection Program to provide temporary loans to qualifying small businesses so that they can retain their employees through this difficult period.

Community Development Lending. We are focused on supporting entrepreneurs. We work with individuals and local organizations alike to offer lending solutions for both micro and small businesses in our communities, many times helping those who are unable to find financial assistance elsewhere. We are an SBA Preferred Lender, under the federal government’s Small Business Administration program, which allows us to offer various loans to help those in our communities start, build and grow their businesses. We have collaborated with several community-based organizations whose mission is to support low-income and distressed communities. In 2018, as part of this collaborative effort, we introduced a micro-loan program to provide start-up funds to small business entrepreneurs in our local neighborhoods. As of December 31, 2019, we have originated 72 micro loans through partnerships with the Pacific Asian Consortium in Employment (PACE), Impact Southern California CDC and HAVEN Neighborhood Services. In 2019, we partnered with Clearinghouse CDFI to assist with its directive of offering valuable services and providing needed capital in low-and-moderate-income neighborhoods. These partnerships, and the loans generated from them, have made a tremendous difference in helping local businesses survive and thrive. In addition, in 2019, we received the highest available rating, “Outstanding,” during our Community Reinvestment Act (“CRA”) examination by the Federal Reserve Bank of San Francisco (“FRB”). The regulatory exam reviewed how we meet the credit needs of our communities, including low- and moderate-income (“LMI”) neighborhoods, with our “Outstanding” rating achieved through responsive geographic distribution of our loans, as well as by creating jobs through community lending and investments.

Giving Programs. We believe strongly in giving back to our communities, through both community service and monetary donations. In addition to the charities and community programs we support through donations, we have a dedicated program that encourages and pays for our employees to volunteer at charitable and volunteer organizations of their choice. Through this program, our directors and employees support such organizations as the Los Angeles Regional Food Bank, helping to sort, inspect and package donated food items from stores and local food drives for community members in need; the Ron Finley Project’s Annual Da FUNction Community Fun Fest, providing financial literacy through the LA Saves campaign, a program that seeks to motivate and encourage low- to moderate-income individuals and families to save money; and Junior Achievement of Southern California, offering financial literacy education for students in financially underserved areas within our community. We have also collaborated with the City of Los Angeles to provide financial education to the city’s residents. In addition, our enduring partnerships with NeighborWorks of Orange County, the San Gabriel Valley Habitat for Humanity, Habitat for Humanity - Pomona Valley, Orange County Community Housing Corporation and Joy Youth Services provide housing-related support, both directly and indirectly, in some of the most underserved areas in Southern California.

In addition to volunteering, we provide scholarships to low-income families in the greater Los Angeles area, including students who volunteer with Milal Mission, a nonprofit organization in Santa Fe Springs dedicated to serving individuals with mental and/or physical disabilities and their families; and local graduating high school students who are economically disadvantaged and have demonstrated academic excellence. The Bank also hosts an annual charity golf tournament to raise money for local charities and, in 2019, raised $65,000, which amount was matched by the Much is Given Foundation for a total of $130,000, all of which was distributed to 18 non-profit organizations (2019 recipients- ABC Unified School District Education Foundation, Casa Teresa, Caterina’s Club, Chinatown Service Center, Chinese Christian Herald Crusades- Rowland Heights, The Entrepreneur Educational Center Inc., Junior Achievement of San Diego County, Kidsingers, Little Tokyo Service Center, Macedonia CDC, Operation Game ON, Orangewood Children’s Home Auxiliary- La Casa, Ronald McDonald House West Los Angeles, San Gabriel Valley Habitat for Humanity, The American Wheat Mission, Union Station Homeless Services, Weingart East Los Angeles YMCA, and Youth Business Alliance).

Diversity and Inclusion. We believe that diversity encourages innovation and problem-solving, and our team’s differences give us a competitive advantage. Our goal is to foster a culture in which those differences are valued and respected. We are proud of our cultural- and gender-diverse workforce, with a majority of our active employees identifying as ethnic minorities (approximately 34% identify as Asian and 32% identify as Hispanic at December 31, 2019), and approximately 66% of our workforce and 43% of our executive management team are made up of women. We have achieved this level of diversity and inclusion through concerted efforts to raise awareness about gender roles, religion, disability, ethnicity and sexual orientation and all other characteristics protected by federal, state and local laws, by using formal and mandatory training. We promote the fair inclusion of minorities, women and other protected classes in our workforce by publicizing employment opportunities, creating relationships with minority and women professional organizations and educational institutions, creating a culture that values the contribution of all employees, and encouraging a focus on these objectives when evaluating the performance of managers. In addition, we are certified as a Minority Depository Institution (MDI), as a majority of our Board of Directors are minorities and the communities we serve are comprised predominantly of ethnic minorities.

As our workforce continues to grow, we know that diversity and inclusion are the keys to ensuring we can continue to best serve our clients. Our focus is to support a culture of acceptance and to provide the necessary tools to all employees to be well-equipped for success, including ongoing diversity and leadership training, policies that support diversity and prohibit discrimination, continual implementation of innovative technology and an emphasis on teamwork. We believe our employees are our best asset, and investing in our people will help them and the Company to grow and thrive.

Environmental Sustainability. We strive to contribute to global efforts to achieve environmental sustainability. In 2014, we relocated our headquarters location to a LEED (Leadership in Energy and Environmental Design)-certified building, which was designed and built using strategies aimed at improving performance across all the metrics that matter most - energy savings, water efficiency, CO2 emissions reduction, improved indoor environmental quality, and stewardship of resources and sensitivity to their impacts. In 2012, the building was awarded LEED certification by the U.S. Green Building Council and awarded an Energy Star label in 2012 for its operating efficiency. We have also put into place several green initiatives across all our locations over the last few years, including offering separate recycle bins for employees to dispose of their empty cans and bottles; distributing re-usable mugs, water bottles, soup/salad bowls and lunch totes to each of our employees for ongoing use; implementing several paperless technologies, including electronic options for document signings, filing and communication (i.e., email and e-fax), all of which have reduced the amount of paper we use. We also offer an electronic version of our Bank’s newsletter for our customers who also want to “go green” (FCB Newsletters). For the paper we do need to use, we engage a shredding service that offers secure recycling. We have also recently employed new audio and video conference technologies to allow our twelve locations throughout Los Angeles, Orange and San Diego counties to “meet” without the harmful greenhouse gas emissions that accompany driving between locations.

In addition to implementing more environmentally-friendly practices within each of our locations, we offer and promote the U.S. Small Business Association’s (“SBA”) 504 green loan program, which provides financing to small businesses looking to grow and expand their operations through replacing or retrofitting existing facilities to include technologies that reduce energy consumption or by upgrading existing equipment and processes to utilize renewable energy sources (solar, wind, turbine, thermal) or renewable fuel producers (biodiesel, ethanol).

DIRECTOR COMPENSATION

The Compensation, Nominating and Corporate Governance Committee evaluates the director compensation and recommends to the Board compensation for non-employee directors and the Board approves the director compensation for each fiscal year. The Company reimburses its directors for reasonable travel, food, accommodation and other business-related expenses incurred in relation to their service on the Board and committees.

During 2019, compensation payable to our directors included (a) a quarterly cash retainer of $3,000; (b) $2,000 for each Board meeting attended in person or via phone; and (c) $1,000 per committee meeting attended in person or via phone. In addition, the Chairman of the Board received an additional $1,000 per Board meeting and each committee chairperson received an additional $500 per committee meeting. In addition to cash compensation, each of the directors (other than Mr. Franko, our President and CEO), received shares of restricted stock in such amounts relative to the other directors in proportion to the cash compensation paid to the other directors during 2019. An aggregate of 22,946 shares of restricted stock were awarded in February 2019 to the Company’s and the Bank’s Directors with a one-year vesting term for service during 2018. The aggregate grant date fair value of such awards totaled $513,531 based on the closing price of the Company’s common stock of $22.38 per share on the grant date of February 4, 2019.

The following table sets forth the compensation to each of our non-employee directors for services during 2019. Mr. Franko who served as a director during 2019 received no additional compensation for his service as a director.

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	Total
James H. Gray	$49,750	$63,428	$113,178
Peter H. Hui	$45,500	$58,006	$103,506
Fred Jensen	$47,750	$60,868	$108,618
Luis Maizel	$19,750	$25,175	$44,925
Pravin C. Pranav	$36,000	$45,908	$81,908
Lynn McKenzie-Tallerico(3)	—	—	—
Phillip T. Thong	$50,000	$63,754	$113,754

(1)	Ms. Maria Salinas, who served as a Director of the Company until her resignation from our Board effective December 31, 2019, is not included in this table. Compensation to Ms. Salinas during 2019 includes $18,500 in fees earned or paid in cash, and $33,587 worth of stock awards. In addition, Mr. Homer Chan, who served as a Director of the Company until his resignation from our Board effective June 11, 2019, is not included in this table. Compensation to Mr. Chan during 2019 includes $6,000 in fees earned or paid in cash, and $35,079 worth of stock awards. See also Footnote 2 below.
(2)	Amounts shown are based on the market value of the underlying stock on the date of grant. Generally, equity compensation to our Directors for services in a particular year are paid in February of the immediately following year. Stock awards indicated in this column include restricted stock grants to the Directors in February 2020 for their service in 2019.
(3)	Ms. Tallerico was appointed to the Board of Directors of the Company effective as of January 1, 2020 and, accordingly, did not receive compensation in 2019.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) explains our executive compensation program for our named executive officers (“NEOs”) listed below. The CD&A also describes the process followed by the Compensation, Nominating and Corporate Governance Committee of the Board (the “Committee”) for making pay decisions, as well as its rationale for specific decisions related to 2019.

The following table sets forth the names, age, and position as of April 1, 2020, of the Company’s NEOs. None of the executive officers were selected pursuant to any arrangement or understanding other than with the directors and executive officers of the Company acting within their capacities as such.

Name	Age	Position	Principal Occupation for Past 10 Years	Year First Appointed
Robert M. Franko	72	President and CEO, First Choice Bancorp and First Choice Bank	Banker	2013
Khoi D. Dang	46	EVP, General Counsel, First Choice Bancorp and First Choice Bank	Lawyer	2019
Gene May	68	EVP, Chief Credit Officer, First Choice Bank	Banker	2011
Yolanda Su	57	EVP, Chief Operations Administrator, First Choice Bank	Banker	2005

Executive Summary

2019 Financial Highlights

●	Record net income of $27.8 million, an 84.1% increase over 2018

●	Diluted EPS of $2.36 per share, a 43.9% increase over 2018

●	Net interest margin of 5.24%

●	Return on average assets and average equity of 1.74% and 10.93%

●	Total loans held for investment increased $123.7 million, or 9.9%, to $1.37 billion

●	Noninterest-bearing demand deposits increased $79.9 million, or 14.6%, to $626.6 million at December 31, 2019

2019 Executive Compensation Highlights

Our executive compensation program is designed to align the interests of our NEOs with those of our shareholders. Based on our performance, and consistent with our desire to place greater emphasis on variable pay elements in our executive compensation program going forward, the Committee made the following executive compensation decisions for fiscal 2019:

●	Base Salaries: Base salaries were adjusted 5% for each NEO effective March 1, 2019, other than for Mr. Dang, who was hired effective as of March 23, 2019. For details, please refer to “2019 Executive Compensation Program in Detail” discussion below.

●	2019 Short-Term Incentives: Based on our 2019 financial performance, our NEOs earned incentives ranging from 50% to 101% of base salary, approximately 100 to 101% of their respective maximum incentive opportunity.

●	2019 Long Term Incentives: On April 1, 2019, Mr. Dang, who began employment on March 23, 2019, was granted 10,000 time-based restricted stock awards with a fair market value of $215,300 based upon a closing price of the Company’s common stock of $21.53 on the date of grant. For details, please refer to “2019 Executive Compensation Program in Detail” discussion below.

Summary of Executive Compensation Practices

For 2019, our executive compensation program includes the following practices and policies, which we believe promote sound compensation governance and are in the best interests of our shareholders:

What we do		What we don’t do

●	Pay for performance and allocate individual awards based on actual results and how results were achieved	●	No employment arrangements that provide for guaranteed salary increases, non-performance based bonuses or equity compensation for executive officers

●	Restricted stock awards that are aligned with the long-term creation of stockholder value	●	No severance benefits to our executive officer exceeding three times base salary and bonus

●	Clawback features are incorporated into our executive employment agreements	●	No excise tax gross-ups upon a change in control

●	Use of multiple performance measure and caps on potential incentive payments	●	No repricing, buyout or exchange of underwater stock options

●	Annual risk assessment of executive incentive compensation programs	●	No excessive perquisites
		●	No single trigger acceleration of vesting in the event of a change-in-control

Compensation Philosophy

Our executive compensation program is designed to achieve the following objectives:

●	Attract and retain the most qualified and experienced individuals available to further the Company’s success.

●	Align the interests of executives and shareholders by linking a significant portion of executive compensation to the Company’s financial performance.

●	Reward and motivate appropriate executive behavior that produces strong financial results, while managing risks and promoting safety and soundness.

●	Provide compensation opportunities competitive with those offered by our peers and consistent with the Company’s level of performance.

Elements of the Executive Compensation Program

The three main elements of the Company’s executive compensation program are base salary, short-term incentives, and long-term incentives, each of which is described below:

Compensation Element	Fixed or Variable	Annual or Long Term	Purpose	Key Features

Base Salary	Fixed	Annual	To attract and retain the best talent.	Reviewed against individual’s level of skill, experience, and responsibilities.

Bonuses	Variable	Annual	To motivate and maximize performance over a one-year period.	Delivered based on performance against pre-established Company financial goals. Bonuses may be paid in cash and restricted stock with such restricted stock award having 1-year vesting term. The annual incentive bonuses are intended to compensate officers for achieving corporate goals and value-creating milestones.

Equity Awards	Variable	Long-Term	To motivate and incent sustained performance over the long-term. Aligns interests of our NEOs with those of our shareholders. Also supports our leadership retention objectives.	Generally delivered at the commencement of employment or engagement, with vesting of greater than one-year.

The Decision-Making Process

The Role of the Committee: The Committee oversees the executive compensation program for our NEOs. The Committee works with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Committee’s authority and responsibilities are specified in the Committee’s charter, which may be accessed at our website, https://www.firstchoicebankca.com/ and clicking “Investor Relations.”

The Committee makes recommendations to the Board regarding the structure of incentive-based compensation plans and equity based plans. Operating within the plans approved by the Board, the Committee makes all final compensation and equity award decisions regarding our NEOs.

Role of the CEO: The CEO provides recommendations to the Committee on compensation for NEOs other than himself. The CEO does not provide recommendations concerning his own compensation, nor is he present during discussions of the Committee about his compensation.

Use of Independent Consultants and Advisors: The Committee engaged the services of McLagan Aon (“McLagan”) as its outside independent compensation consultant in September 2019 to provide advisory guidance with respect to the 2020 compensation of our NEOs. McLagan advises the Compensation, Nominating and Corporate Governance Committee on a range of executive and director compensation matters including plan design, competitive market assessments, trends, and best practices. McLagan does not provide any other services to the Company. McLagan did not provide compensation consultancy services to the Committee with respect to the 2019 compensation of our NEOs.

The Role of Benchmarking and Market Data: The companies comprising the comparator peer group are reviewed and selected by the Committee to ensure relevance, with data and recommendations provided to the Committee by McLagan. The companies comprising the 2019 peer group were selected based on the following considerations:

●	Size Characteristics: Assets, operating revenue and market capitalization. Assets from $900 million to $3.5 billion, except for Preferred Bank, as it is a local competitor.

●	Geography: Located in the Mountain Pacific Region (includes California, Idaho, Montana, Nevada, Oregon, Washington and Wyoming)

●	Operations: Commercial banks with reasonably similar loan mix and ratio of non-interest income to operating revenue as the Company

Preferred Bank	Pacific Mercantile Bancorp
Farmers & Merchants Bancorp	Bank of Commerce Holdings
Heritage Commerce Corp	First Financial Northwest Inc.
RBB Bancorp	First Northern Community Bancorp
Sierra Bancorp	Provident Financial Holdings
Bank of Marin Bancorp	Riverview Bancorp Inc.
PCB Bancorp	Oak Valley Bancorp
FS Bancorp Inc.	OP Bancorp
Central Valley Community Bancorp	United Security Bancshares
BayCom Corp

The Committee engaged McLagan in 2019 to review the compensation of the NEOs and provide the Committee with an analysis of competitive pay practices for senior executives at the peer group companies listed above. The Committee did not engage McLagan or any third-party consultant in 2018. The Committee establishes base salaries, variable cash incentive awards, and long-term, equity-based incentive awards on a case-by-case basis for each NEO taking into account, among other things, individual and company performance, length of service, market data, advancement potential, recruiting needs, internal equity, retention requirements, succession planning and best compensation governance practices. While the Committee used the McLagan analysis to help form its compensation decisions, it does not target individual compensation levels to specific market pay percentiles.

2019 Executive Compensation Program in Detail

Base Salary: Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain executive leadership talent. The Committee reviews and approves base salaries of our NEOs and sets the compensation of our Chief Executive Officer. In making base salary decisions, the Committee considers the CEO’s recommendations, as well as each NEO’s position and level of responsibility within the Company. In setting the base salary of each NEO, the Committee relied on market data provided by our internal human resources department and survey data from industry resources. Salary levels are typically considered annually as part of our performance review process and upon a promotion or other change in job responsibility. The Committee initially determined the appropriate annual base salary rate for each NEO as follows:

Name	2018 Base Salary	2019 Base Salary	Percent Adjustment
Robert M. Franko	$450,000	$472,500	5.00%
Khoi D. Dang	n/a	$280,000	n/a
Gene May	$220,500	$231,525	5.00%
Yolanda Su	$204,750	$214,783	4.90%

Annual Bonuses: Our NEOs may receive bonuses in the discretion of our Board of Directors, in addition to and except as may be required by individual employment agreements. Bonuses may be paid in cash and restricted stock with such restricted stock award having 1-year vesting term. The annual bonuses are intended to compensate NEOs for achieving corporate goals and value-creating milestones. For 2019, annual bonuses were determined based on the Company’s actual earnings per share for the full year of 2019 as compared to the target earnings per share as forecasted in January 2019. For 2019, the Company achieved a $2.36 earnings per share, exceeding the target earnings per share of $2.28. Accordingly, Committee determined the maximum bonus payable to the NEOs were appropriate for exceeding the target earnings per share and, in some cases, the Committee recommended a higher bonus payment in recognition for the additional contributions of certain executives to this achievement.

Annual bonuses are designed to focus executives on short-term financial and strategic goals that contribute to long-term value. Generally, bonuses are determined based on a percentage of then base salary, with the President and CEO being eligible to receive up to 100% of base salary, the EVP/General Counsel eligible to receive up to 50% of base salary, and each of the EVP/Chief Credit Officer and EVP/Chief Operations Administrator eligible to receive up to 33% of then base salary, provided, however, that the actual bonus may be increased beyond these percentage limitations in the discretion of the Committee and the Board, which discretionary increases are shown in the table below with respect to 2019 bonuses to Mr. May and Ms. Su. The following table sets for information relating to the 2019 annual bonuses to our NEOs. Generally, bonuses to our NEOS for services in any given year are paid in February of the immediately following year after confirming achievement of any performance metrics that may be a condition to, or a variable in the calculation of, the bonus payment.

	2019 Bonus Information
Name	Maximum (as a Percentage of Base Salary)	Earned Payout (as a Percentage of Base Salary)	Actual Payout(1)(2)
Robert M. Franko	100%	101%	$473,088
Khoi D. Dang	50%	50%	$138,247
Gene May	50%	50%	$115,920
Yolanda Su	50%	66%	$139,782

(1)	For 2019, annual bonus are paid out 50% in cash and 50% in restricted common stock having a 1 year vesting period.
(2)	Amounts shown included 50% in restricted common stock are based on the closing price of the Company’s common stock of $25.10 on the February 4, 2020, date of grant.

Long Term Incentives: Salaries and bonuses are intended to compensate our NEOs for short-term performance. We also have adopted equity incentive programs intended to reward longer-term performance and to help align the interests of our NEOs with those of our shareholders. We believe that long-term performance is achieved through an ownership culture that rewards performance by our NEOs through the use of equity incentives. Our equity incentive plans have been established to provide our employees, including our NEOs, with incentives to help align their interests with the interests of our shareholders.

When making equity-award decisions, the Committee considers market data, the grant size, the forms of long-term equity compensation available to it under our existing plans and the status of previously granted awards. The amount of equity incentive compensation granted reflects the executives’ expected contributions to our future success. Future equity awards that we make to our NEOs will be driven by our sustained performance over time, our NEOs’ ability to impact our results that drive shareholder value, their level of responsibility, their potential to fill roles of increasing responsibility, and competitive equity award levels for similar positions in comparable companies. Equity forms a key part of the overall compensation for each executive officer and is evaluated each year as part of the annual performance review process and incentive payout calculation.

For 2019, the amounts awarded to the NEOs are based on the Committee’s subjective determination of what is appropriate to incentivize the executives. Generally, the grants to NEOs vest over a five-year period with 20% vesting on each anniversary of the grant date. All equity awards granted to our employees, including NEOs and directors, have been reflected in our consolidated financial statements, based upon the fair market value of the equity awards on the grant date, in accordance with applicable accounting guidelines.

The following table sets forth information relating to the long term equity incentive compensation paid to our NEOs in 2019.

Name	Grant Date	Shares of Restricted Stock	Time Based or Performance Based	Vesting Period	Grant Date Fair Value(1)
Khoi D. Dang	04/01/2019	10,000	Time Based	5 years	$215,300 (2)

(1)	Amounts shown are based on the market value of the underlying stock on the date of grant.
(2)	Based on the closing price of the Company’s common stock of $21.53 on the April 1, 2019, the grant date.

Other Benefits and Perquisites: Group insurance premiums, including, medical, disability, dental and vision, are paid for by the Company for NEOs and their families. These benefits are common in the industry for similar positions. The Company pays these insurance benefits for all other employees and employees may elect to pay for the cost of insurance for their families. The Company has also established a contributory 401(k) defined contribution plan that allows eligible employees to contribute a portion of their income to a trust on a tax-favored basis. The Company matches participant contributions up to 4% of their eligible annual compensation. For more information on the Company’s 401(k) plan, please see “Narrative Disclosure Regarding Retirement Benefits and Change in Control Benefits - 401(k) Plan,” below.

For 2019, all of the NEO’s were provided with a $500 per month auto allowance except for the CEO, who received reimbursement for the mileage allowance based on the IRS prevailing rate which is intended to cover his automobile costs for all gasoline, oil, repairs, maintenance and insurance cost. See “All Other Compensation” in the Summary Compensation Table below. The Company provides these perquisites to certain of its NEOs because these perquisites are offered by many of our peers, and, therefore, the Compensation, Nominating and Corporate Governance Committee believes that providing these perquisites to these NEOs is necessary for their retention and for the recruitment of new executive officers.

Employment Agreements and Executive Change in Control Agreements

During 2019, the Company had in place an employment agreement with the CEO, which employment agreement has since been terminated and replaced by a new, three-year employment agreement. No other NEO had an employment agreement, except that Mr. May and Ms. Su had change in control agreements which were automatically terminated under the terms of those agreements in July 2019. For 2020, the Company and/or the Bank has entered into written employment agreements with all of the NEOs which are described in detail in the section below entitled “Compensation Agreements and Arrangements with Named Executive Officers.”

The terms of the CEO’s employment agreement and the change in control agreements with certain of our other NEOS which were effective in 2019, but have since terminated as a result of these new employment agreements are described below.

During 2019, the Company and the Bank had a joint employment agreement with Mr. Franko for a two-year term that commenced on January 1, 2018 pursuant to which the Company had agreed to provide Mr. Franko with an annual base salary of $450,000, subject to upward adjustment in the sole discretion of the Company’s Board of Directors. For 2019, the Board had approved a 5% increase in Mr. Franko’s base salary to $472,500. The agreement also acknowledged the prior grant to Mr. Franko of 32,448 stock options at an exercise price of $11.33 per share, vesting over a five-year period and an award of 2,000 shares of restricted stock, all of which were fully vested at December 31, 2019. The grant of these stock options were adjusted to reflect the 4% stock dividend declared in 2015 and 2016 and the award of these restricted shares were made prior to entering into this employment agreement and were made by the Bank prior to its holding company reorganization into the Company and, as a result thereof, these stock options and restricted shares were converted into stock options to purchase the Company’s common stock and restricted shares of the Company’s common stock on identical terms. Under the terms of his employment agreement, Mr. Franko was reimbursed for the mileage allowance based on the IRS prevailing rate which was intended to cover his automobile costs for all gasoline, oil, repairs, maintenance and insurance cost. In addition, the Company agreed to provide Mr. Franko and his direct and immediate family with, and pay for, participation in medical, dental, vision, accident and health benefits, appropriate life and disability insurance. Under the terms of his employment agreement, Mr. Franko was be eligible to participate in any pension or profit-sharing plan, deferred compensation plan, salary continuation plan, stock purchase plan, or similar benefit or retirement program, including the Company’s 401k Plan, as approved by the Board of Directors now or hereafter existing, to the extent that he is eligible under the provisions thereof and commensurate with his position in relationship to other participants. If Mr. Franko was terminated without “cause” (as defined in his employment agreement), the Company had agreed to pay Mr. Franko a severance payment equal to eighteen (18) months of his then monthly base salary.

The Company and the Bank had previously entered into change in control agreements with Mr. Gene May and Ms. Yolanda Su, each dated February 22, 2018, pursuant to which the Bank had agreed to pay severance compensation to Mr. May and Ms. Su following a change in control of the Company and/or the Bank if their employment is terminated without “cause” or either of them terminates their employment for “good reason,” equal to their annual base salary as then in effect, payable either as a lump sum payment or in installments over a 12-month period in accordance with the Company’s normal payroll practices. The severance payment was contingent upon each of them executing a general release in favor of the Company and the Bank, was subject to the prior receipt of any necessary regulatory approvals, including the approval or the non-objection of the FDIC to the severance payment, and was subject to recovery by the Company and/or the Bank if the Board determines that either of them had committed, was substantially responsible for, or had violated, the respective acts or omissions, conditions or offenses described in 12 CFR §359.4(a)(4). If the payments to Mr. May or Ms. Su under their respective agreements, together with any other payments which they had the right to receive from the Bank would constitute a “parachute payment,” the payments pursuant to their respective agreement would have been reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. These change of control agreements terminated effective as of July 31, 2019, the 1 year anniversary of the Company’s acquisition of Pacific Commerce Bank.

Other Practices, Policies and Guidelines

Clawback Policy: Our executive employment agreements contain a provision that, in the event of a material restatement of our consolidated financial statements, allows the Board, based on available remedies, to seek recovery or forfeiture from any executive officer of the portion of incentive compensation that was received by or vested in the executive officer prior to the determination that a restatement was required and that would not have been earned had performance been measured on the basis of the restated results where the Board reasonably determines that the executive engaged in knowing or intentional fraudulent or illegal conduct that materially contributed to the need for the restatement.

Compensation Risk Assessment: It is our belief that a material portion of our executives’ total compensation should be variable compensation, tied to the Company’s financial performance. However, we strive to ensure that incentives do not result in actions that may conflict with the long-term interests of the Company, our shareholders and our customers. The Committee reviews an evaluation of all of our plans covered under the Sound Incentive Compensation Policies for attributes that could cause excessive risk-taking or unethical sales practices. We concluded that our programs and practices do not encourage excessive risk-taking nor do they encourage unethical sales practices, potentially causing harm to the Company or our customers.

Committee Report

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on that review and those discussions, the Compensation, Nominating and Corporate Governance Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement.

Dated: April 24, 2020	Compensation, Nominating and Corporate Governance Committee Pravin C. Pranav, Co-Chairman Phillip T. Thong, Co-Chairman Peter H. Hui -

EXECUTIVE COMPENSATION

As an emerging growth company under the JOBS Act, we have opted to comply with the scaled executive compensation disclosure in applicable to “smaller reporting companies”. Under the scaled disclosure accommodations, the Company is allowed to limit reporting of executive compensation to the Company’s principal executive officer and two other most highly compensated executive officers, which are referred to as our “named executive officers.”

Summary Compensation Table

The following table sets forth, for the fiscal years ended December 31, 2019 and 2018, compensation information for Robert M. Franko, the Company’s President and Chief Executive Officer, Khoi D. Dang, the Company’s Executive Vice President and General Counsel, Gene May, the Bank’s Executive Vice President and Chief Credit Officer and Yolanda M. Su, the Bank’s Executive Vice President and Chief Operations Officer, all of whom constitute our Named Executive Officers, or NEOs.

Name	Year	Salary	Bonus	Stock Awards(1)(2)	All Other Compensation(4)	Total

Robert M. Franko	2019	$472,500	$239,558	$233,530	$31,805	$977,393
Director, President and CEO	2018	$450,000	$225,000	$234,229	$18,900	928,129

Khoi D. Dang(3)	2019	$280,000	$70,000	$68,247	$12,313	$430,560
EVP and General Counsel	2018	—	—	—	—	—

Gene May	2019	$231,525	$58,692	$57,228	$22,076	$369,521
EVP/Chief Credit Officer	2018	$220,500	$45,000	$46,864	$15,716	$328,080

Yolanda M. Su	2019	$214,783	$70,782	$69,000	$34,090	$388,655
EVP/Chief Operations Administrator	2018	$204,750	$72,500	$75,488	$27,962	$380,700

(1)	The dollar value of restricted stock awards represents the aggregate grant date fair value of awards granted during the applicable fiscal year as computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The terms of the 2005 and 2013 Plans are described below in “Equity Incentive Plans.”
(2)	Generally, equity compensation to our NEOs for services in a particular year are paid in February of the immediately following year. Stock awards indicated in this column include restricted stock grants to the NEOs in February 2020 for their service in 2019.
(3)	Mr. Dang joined the Company effective as of March 23, 2019 and, accordingly, compensation information during 2019 is for the period from March 23, 2019 through December 31, 2019.
(4)	“All Other Compensation” includes the following:

All Other Compensation
Name	Year	401(k) Match	Life Insurance Premium	Health Insurance Premium	Company Car/Car Allowance	Total

Robert M. Franko	2019	$11,200	$6,180	$14,425	—	$31,805
	2018	2,158	4,944	11,798	—	18,900

Khoi D. Dang	2019	6,053	94	1,666	4,500	12,313
	2018	n/a	n/a	n/a	n/a	n/a

Gene May	2019	11,200	3,543	1,333	6,000	22,076
	2018	6,252	2,323	1,141	6,000	15,716

Yolanda M. Su	2019	11,200	1,290	15,600	6,000	34,090
	2018	5,394	968	15,600	6,000	27,692

Compensation Agreements and Arrangements with Named Executive Officers

Employment Agreements

Effective as of April 1, 2020, the Company and the Bank entered into a joint employment agreement with Mr. Franko for a three-year term pursuant to which the Company has agreed to provide Mr. Franko with an annual base salary of $500,000, subject to upward adjustment in the sole discretion of the Company’s Board of Directors. Under the terms of his employment agreement, Mr. Franko will also be provided with an automobile allowance of $1,000 per month to cover his automobile costs for all gasoline, oil, repairs, maintenance and insurance cost. In addition, the Company has agreed to provide Mr. Franko and his direct and immediate family with, and pay for, participation in medical, dental, vision, accident and health benefits, appropriate life and disability insurance. Under the terms of his employment agreement, Mr. Franko will be eligible to participate in any pension or profit-sharing plan, deferred compensation plan, salary continuation plan, stock purchase plan, or similar benefit or retirement program, including the Company’s 401k Plan, as approved by the Board of Directors now or hereafter existing, to the extent that he is eligible under the provisions thereof and commensurate with his position in relationship to other participants. As of the date hereof, the Company only has a 401(k) Plan. If Mr. Franko is terminated without “cause” (as defined in his employment agreement) or Mr. Franko terminates his employment for “good reason” (as defined in his employment agreement), the Company has agreed to provide Mr. Franko with a severance benefit that includes (a) a lump sum payment equal to twenty-four (24) months of his then-current base salary and the average of the cash portion of his annual bonus over the three year period prior to termination; (b) continuation of group health, dental and vision benefits for a period of twenty-four (24) months following termination; and (c) immediate vesting of all then-unvested equity grants or awards. In addition, in the event Mr. Franko’s employment is terminated without “cause” or Mr. Franko terminates his employment for “good reason” in connection with or following a “change in control” of the Company (as defined in his employment agreement), the Company has agreed to provide Mr. Franko with such severance benefits as more particularly described in the section entitled “Potential Payments to the Named Executive Officers Upon Termination or Change in Control,” below.

Effective as of April 1, 2020, the Company and the Bank entered into a joint employment agreement with Mr. Dang for a two-year term pursuant to which the Company has agreed to provide Mr. Dang with an annual base salary of $289,870, subject to upward adjustment in the sole discretion of the Company’s Board of Directors. Under the terms of his employment agreement, Mr. Dang will also be provided with an automobile allowance of $1,000 per month to cover his automobile costs for all gasoline, oil, repairs, maintenance and insurance cost. In addition, the Company has agreed to provide Mr. Dang and his direct and immediate family with, and pay for, participation in medical, dental, vision, accident and health benefits, appropriate life and disability insurance. Under the terms of his employment agreement, Mr. Dang will be eligible to participate in any pension or profit-sharing plan, deferred compensation plan, salary continuation plan, stock purchase plan, or similar benefit or retirement program, including the Company’s 401k Plan, as approved by the Board of Directors now or hereafter existing, to the extent that he is eligible under the provisions thereof and commensurate with his position in relationship to other participants. As of the date hereof, the Company only has a 401(k) Plan. If Mr. Dang is terminated without “cause” (as defined in his employment agreement) or Mr. Dang terminates his employment for “good reason” (as defined in his employment agreement), the Company has agreed to provide Mr. Dang with a severance benefit that includes (a) a lump sum payment equal to twelve (12) months of his then-current base salary and the average of the cash portion of his annual bonus over the three year period prior to termination; (b) continuation of group health, dental and vision benefits for a period of twelve (12) months following termination; and (c) immediate vesting of all then-unvested equity grants or awards. In addition, in the event Mr. Dang’s employment is terminated without “cause” or Mr. Dang terminates his employment for “good reason” in connection with or following a “change in control” of the Company (as defined in his employment agreement), the Company has agreed to provide Mr. Dang with such severance benefits as more particularly described in the section entitled “Potential Payments to the Named Executive Officers Upon Termination or Change in Control,” below.

Effective as of April 1, 2020, the Bank entered into an employment agreement with Mr. May for a two-year term pursuant to which the Bank has agreed to provide Mr. May with an annual base salary of $241,944, subject to upward adjustment in the sole discretion of the Bank’s Board of Directors. Under the terms of his employment agreement, Mr. May will also be provided with an automobile allowance of $1,000 per month to cover his automobile costs for all gasoline, oil, repairs, maintenance and insurance cost. In addition, the Bank has agreed to provide Mr. May and his direct and immediate family with, and pay for, participation in medical, dental, vision, accident and health benefits, appropriate life and disability insurance. Under the terms of his employment agreement, Mr. May will be eligible to participate in any pension or profit-sharing plan, deferred compensation plan, salary continuation plan, stock purchase plan, or similar benefit or retirement program, including the Bank’s 401k Plan, as approved by the Board of Directors now or hereafter existing, to the extent that he is eligible under the provisions thereof and commensurate with his position in relationship to other participants. As of the date hereof, the Company only has a 401(k) Plan. If Mr. May is terminated without “cause” (as defined in his employment agreement) or Mr. May terminates his employment for “good reason” (as defined in his employment agreement), the Bank has agreed to provide Mr. May with a severance benefit that includes (a) a lump sum payment equal to twelve (12) months of his then-current base salary and the average of the cash portion of his annual bonus over the three year period prior to termination; (b) continuation of group health, dental and vision benefits for a period of twelve (12) months following termination; and (c) immediate vesting of all then-unvested equity grants or awards. In addition, in the event Mr. May’s employment is terminated without “cause” or Mr. May terminates his employment for “good reason” in connection with or following a “change in control” of the Bank (as defined in his employment agreement), the Bank has agreed to provide Mr. May with such severance benefits as more particularly described in the section entitled “Potential Payments to the Named Executive Officers Upon Termination or Change in Control,” below.

Effective as of April 1, 2020, the Bank entered into an employment agreement with Ms. Su for a two-year term pursuant to which the Bank has agreed to provide Ms. Su with an annual base salary of $250,000, subject to upward adjustment in the sole discretion of the Bank’s Board of Directors. Under the terms of her employment agreement, Ms. Su will also be provided with an automobile allowance of $1,000 per month to cover her automobile costs for all gasoline, oil, repairs, maintenance and insurance cost. In addition, the Bank has agreed to provide Ms. Su and her direct and immediate family with, and pay for, participation in medical, dental, vision, accident and health benefits, appropriate life and disability insurance. Under the terms of her employment agreement, Ms. Su will be eligible to participate in any pension or profit-sharing plan, deferred compensation plan, salary continuation plan, stock purchase plan, or similar benefit or retirement program, including the Bank’s 401k Plan, as approved by the Board of Directors now or hereafter existing, to the extent that he is eligible under the provisions thereof and commensurate with her position in relationship to other participants. As of the date hereof, the Company only has a 401(k) Plan. If Ms. Su is terminated without “cause” (as defined in her employment agreement) or Ms. Su terminates her employment for “good reason” (as defined in her employment agreement), the Bank has agreed to provide Ms. Su with a severance benefit that includes (a) a lump sum payment equal to twelve (12) months of her then-current base salary and the average of the cash portion of her annual bonus over the three year period prior to termination; (b) continuation of group health, dental and vision benefits for a period of twelve (12) months following termination; and (c) immediate vesting of all then-unvested equity grants or awards. In addition, in the event Ms. Su’s employment is terminated without “cause” or Ms. Su terminates her employment for “good reason” in connection with or following a “change in control” of the Bank (as defined in her employment agreement), the Bank has agreed to provide Ms. Su with such severance benefits as more particularly described in the section entitled “Potential Payments to the Named Executive Officers Upon Termination or Change in Control,” below.

Potential Payments to the Named Executive Officers Upon Termination or Change in Control

Under the terms of their respective employment agreements as described above, if, after the occurrence of a “change in control” of the Company and/or the Bank (as that term is defined in their respective employment agreements), a NEO is terminated other than for “cause,” the NEO terminates his or her employment with the Company or the surviving company for “good reason” (as defined in his or her employment agreement) or the Named Executive is not retained by the Company or the surviving company following a change in control, then the Named Executive Officer will be entitled to certain severance benefits, including (a) a cash payment equal to a multiple, as disclosed in the table below, of the sum of their then current base salary and the average cash bonus over the immediately preceding three years; (b) continuation of group health, dental and vision benefits for certain period ranging from eighteen (18) months to twenty-four (24) months; and (c) immediate vesting of all then-unvested equity grants or awards.

Under the terms of these employment agreements, if the payments to a Named Executive Officer, together with any other payments which a Named Executive Officer has the right to receive from the Company would constitute a “parachute payment” under the Internal Revenue Code Section 280G, the payments pursuant to this agreement then the aggregate of these payments will be reduced so that the maximum amount of these payments (after reduction) will be one dollar ($1.00) less than the amount that would cause the aggregate of these payments to be subject to the excise tax imposed by section 4999 of the Internal Revenue Code (or nondeductible by the Company under Internal Revenue Code Section 280G) or any interest or penalties with respect to such excise tax. However, the aggregate of these payments will only be reduced to the extent the after-tax value of amounts received by the Named Executive Officer after application of the above reduction would exceed the after-tax value of the aggregate of these payments without application of such reduction.

The provision of all severance benefits, including severance benefits payable in connection with a change in control of the Company is contingent upon the Named Executive Officer executing a general release in favor of the Company and the Bank, is subject to the prior receipt of any necessary regulatory approvals, including the approval or the non-objection of the FDIC to the severance payment, and is subject to recovery by the Company and/or the Bank if the Board determines that the Named Executive Officer has committed, is substantially responsible for, or has violated, the respective acts or omissions, conditions or offenses described in 12 CFR §359.4(a)(4).

In addition, the Company’s 2013 Omnibus Stock Incentive Plan (the “2013 Plan”) provides that unless otherwise provided in an award agreement, upon the occurrence of a change in control of the Company (as defined in the 2013 Plan or the individual award agreements), all outstanding stock options and unvested restricted stock awards held by a participant will become fully exercisable and all stock awards or cash incentive awards held by a participant will become fully earned and vested. In the event an award constitutes “deferred compensation” for purposes of Section 409A of the Revenue Code, and the settlement or distribution of benefits under such award are triggered by a change in control, such settlement or distribution will be subject to the change in control also constituting a “change in control event” under Section 409A of the Revenue Code.

The following table provides information regarding the potential pre-tax payments to our Named Executive Officers assuming a Change of Control occurred as of December 31, 2019:

Named	Change in Control Multiple of Salary and Average Bonus	Continuation of Benefits (No. of Months)	Dollar Value of Unvested Shares as of December 31, 2019(1)	Potential Payments to the NEOs Upon Termination or Change in Control as of December 31, 2019(2)

Robert M. Franko	2.99x	24 months	$282,163	$1,795,437
Khoi D. Dang	1.5x	18 months	$269,600	$797,239
Gene May	1.5x	18 months	$56,454	$487,307
Yolanda M. Su	1.5x	18 months	$90,936	$542,195

(1)	Based on the closing price of the Company’s common stock of $26.96 on December 31, 2019.
(2)	Amounts indicated net potential payments after clawback for the period(s) specified in the table for the applicable NEO. Only Mr. Franko has the clawback payment of approximately $377 thousand.

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table sets forth information concerning outstanding stock options and unvested restricted stock held by each of the Named Executive Officers at December 31, 2019 on an award-by-award basis:

Name	Number of Underlying Unexercised Options - Exercisable (1)	Number of Underlying Unexercised Options - Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Number of Shares of Units of Stock That Have Not Vested		Market Value of Shares of Units of Stock That Have Not Vested (2)

Robert M. Franko	32,448 (1)	—	—	$11.33	10,466	(3)	$282,163
Khoi D. Dang	—	—	—	n/a	10,000	(4)	$269,600
Gene May	21,632 (5)	—	—	$7.86	2,094	(3)	$56,454
Yolanda M. Su	—	—	—	n/a	3,373	(3)	$90,936

(1)	Options were issued under the Company’s 2013 Omnibus Stock Incentive Plan.
(2)	Based on the closing price of the Company’s common stock of $26.96 on December 31, 2019.
(3)	Restricted Stock granted on February 4, 2019 and fully vested on February 4, 2020.
(4)	Restricted Stock granted on April 1, 2019 vests at a rate of 20% annually, commencing on the first anniversary of grant.
(5)	Options were issued under the Company’s 2005 Omnibus Stock Incentive Plan.

Equity Incentive Plans

The 2005 Stock Option Plan

The Bank previously adopted the 2005 Stock Option Plan (the “2005 Plan”) which was subsequently approved and ratified by the Bank’s shareholders at the Bank’s 2005 Annual Meeting of Shareholders. The 2005 Plan expired in 2015 and, accordingly, no further shares are authorized for issuance under the 2005 Plan. In connection with the holding company reorganization of the Bank in December 2017, all then-outstanding stock options issued under the 2005 Plan were converted to stock options exercisable for the Company’s common stock. At December 31, 2019, the number of shares to be issued upon the exercise of outstanding options granted pursuant to the 2005 Plan was 21,632 shares.

The 2013 Omnibus Stock Incentive Plan

The 2013 Omnibus Stock Incentive Plan, or 2013 Plan was approved by the Bank’s shareholders on May 9, 2013 and was amended on June 4, 2015 pursuant to shareholder ratification and approval of such amendment at the 2015 Annual Meeting of Shareholders. In connection with the holding company reorganization of the Bank in December 2017, the 2013 Plan was converted to an equity plan of the Company and all then-outstanding stock options and restricted stock awards issued under the 2013 Plan were converted to stock options exercisable for, and restricted stock awards for, the Company’s common stock. The 2013 Plan was designed to ensure continued availability of equity awards that will assist the Company in attracting and retaining competent managerial personnel and rewarding key employees, directors and consultants for high levels of performance. Under the 2013 Plan, directors, officers, employees and consultants may be granted options, stock appreciation rights, restricted stock awards, deferred stock awards and performance units. The 2013 Plan also allows for performance objectives upon which awards may be conditioned.

The maximum number of shares as to which stock awards may be granted under the 2013 Plan is currently 1,390,620 shares. At December 31, 2019, the number of shares to be issued upon exercise of outstanding options granted pursuant to the 2013 Plan was 229,534 shares, and the number of shares of Common Stock remaining available for future issuance under the 2013 Plan was 313,671shares.

All employees and directors of, and consultants of, the Company and/or the Bank are eligible to become participants in the 2013 Plan, except that non-employees may not be granted incentive stock options. The Compensation Committee will determine the specific individuals who will be granted awards under the 2013 Plan and the type and amount of any such awards. Award under the 2013 Plan may be made as stock option grants, grants of Stock Appreciation Rights or Stock Awards (including bonus shares, stock units, performance shares, performance units, restricted stock, deferred shares or restricted stock units or any other equity-based award as determined by the Board of Directors)

Unless specifically provided to the contrary in an award agreement, upon notification of termination of employment for cause, in the case of employees, and termination of service for cause, in the case of non-employee directors or other service providers, any outstanding award held by such employee, non-employee director or service provider will terminate immediately, the award will be forfeited and the participant will have no further rights thereunder.

For a more detailed discussion of our 2013 Plan, please see Proposal 3: Amendment to the First Choice Bancorp 2013 Omnibus Stock Incentive Plan, below.

Section 162(m) of the Internal Revenue Code.

Under Section 162(m) of the Internal Revenue Code, or Revenue Code, the deduction for a publicly held corporation for otherwise deductible compensation to a “covered employee” (the chief executive officer, the chief financial officer and the next three most highly compensated executive officers is limited to $1 million per year. Prior to 2018, there were two exceptions to the deduction limit - the exception for performance-based pay (including stock options) and the exception for commission-based pay. However, the Tax Cuts and Jobs Act of 2017, signed into law on December 22, 2017, repealed these exceptions, placing an effective cap on the amount a company can deduct for executive compensation at $1 million-dollars for a company’s CEO, CFO, and the next three most highly paid executives.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during and with respect to its 2019 fiscal year, no director or executive officer failed to file, on a timely basis, reports required during or with respect to 2019 by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain directors and executive officers of the Company, as well as the companies with which such Directors are associated, are customers of and have had banking transactions with the Bank in the ordinary course of business. The Bank expects to have such ordinary banking transactions with such persons in the future. In the opinion of our management, all loans and commitments to lend included in such transactions were made in compliance with applicable laws, on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and did not involve more than a normal risk of collectability or present other unfavorable features. Although the Bank does not have any limits on the aggregate amount it would be willing to lend to Directors and officers as a group, loans to individual Directors and officers must comply with the Bank’s internal lending policies and statutory lending limits.

PROPOSAL 2:

SHAREHOLDER ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) and corresponding SEC rules enable the Company’s shareholders to vote to approve, on an advisory and non-binding basis, the compensation of the Company’s NEOs as disclosed in this Proxy Statement in accordance with SEC rules. Accordingly, the following resolution will be submitted for shareholder approval at the Virtual Meeting:

“RESOLVED, that the compensation paid to the Named Executive Officers of First Choice Bancorp as disclosed in this Proxy Statement pursuant to Item 402 of SEC Regulation S-K, is hereby approved on an advisory, non-binding basis.”

The Board believes that the Company’s compensation policies and procedures, which are reviewed and approved by the Compensation, Nominating and Corporate Governance Committee, are effective in aligning the compensation of the Company’s NEOs with the Company’s short-term goals and long-term success and that such compensation and incentives are designed to attract, retain and motivate the Company’s key executives who are directly responsible for the Company’s continued success. The Board believes that the Company’s compensation policies and practices do not threaten the value of the Company or the investments of its shareholders or create incentives to engage in behaviors or business activities that are reasonably likely to have a material adverse impact on the Company. The Board further believes that the Company’s culture focuses executives on sound risk management and appropriately rewards executives for performance. The Board further believes that the Company’s compensation policies and procedures are reasonable in comparison both to the Company’s peer bank holding companies and to the Company’s performance during the 2019 fiscal year.

Shareholders are encouraged to carefully review the information provided in this Proxy Statement regarding the compensation of the Company’s NEOs in the section captioned “EXECUTIVE COMPENSATION.” Because your vote is advisory, the outcome of the vote will not: (i) be binding upon the Company’s Board or Compensation Committee with respect to future executive compensation decisions, including those relating to the Company’s NEOs, or otherwise; (ii) overrule any decision made by the Board or the Compensation, Nominating and Corporate Governance Committee; or (iii) create or imply any additional fiduciary duty by the Company’s Board or the Compensation, Nominating and Corporate Governance Committee. However, the Company’s Board and Compensation Committee values the opinions expressed by shareholders in their vote on this proposal and the Compensation, Nominating and Corporate Governance Committee expects to take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required

The affirmative vote of a majority of the shares represented and voting at the Virtual Meeting either at the Virtual Meeting or by proxy on this proposal, with the affirmative votes constituting at least a majority of the required quorum is required to approve this Proposal. Proxies received by the Company and not revoked prior to or at the Virtual Meeting will be voted in favor of this non-binding, advisory proposal unless otherwise instructed by the shareholder. The effect of an abstention is the same as a vote “AGAINST” the proposal. Broker non-votes will not be counted in determining whether or not the proposal has been approved.

Board Recommendation

The Board of Directors recommends that the shareholders vote “FOR” approval in a non-binding advisory vote, of the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of SEC Regulation S-K.

PROPOSAL 3:

AMENDMENT TO THE FIRST CHOICE BANCORP 2013 OMNIBUS STOCK INCENTIVE PLAN

Overview

On February 6, 2020, our Board unanimously approved, subject to shareholder approval, an amendment to our 2013 Omnibus Stock Incentive Plan (the “2013 Plan”) to increase the maximum number of shares of our Common Stock that may be issued under the 2013 Plan by 200,000 shares from 1,390,620 shares to 1,590,620 shares (the “Plan Increase”). As of April 22, 2020, there were 243,936 shares available for future awards under the 2013 Plan which approximates 2.1% of the issued and outstanding shares of the Company’s common stock as of that date. If this proposal is ratified by our shareholders, there will be 443,936 shares available for future awards under the 2013 Plan, approximating 3.8% of the issued and outstanding shares of the Company’s common stock as of that date. On a fully diluted basis (assuming all the additional shares requested for future issuance under the plan are issued), approval of this proposal will result in an additional 1.7% dilution to the outstanding shares of the Company’s common stock.

The 2013 Plan was adopted, with shareholder approval, in May 2013. The purpose of the 2013 Plan is to assist the Company in attracting, retaining and motivating key employees and prospective employees whose skills and performance are critical to our success. The 2013 Plan is intended to advance the best interests of the Company by providing the CNG Committee with the flexibility to design and grant a variety of types of equity awards and to fashion incentive awards in the manner it deems to be most advantageous to the growth of the Company, promote ownership of the Company equity and align the interests of such persons with the interests of our shareholders.

Our Board believes that the Plan Increase is essential to our success and to motivate our executives and employees to strive to enhance our growth and profitability. The markets in which we operate are highly competitive for talent at all levels of our organization. Equity compensation is a critical component of our compensation program to attract and retain talent and is consistent with our pay-for-performance philosophy. We believe that the equity awards provided to employees, and the potential these awards hold for appreciation through an increase in our stock price, provide further incentive to our employees to focus on creating long-term shareholder value. The amendment was adopted by our Board following a review of future share needs given the projected growth of the Company and the potential future hiring of managerial talent.

The following table shows the total number of awards granted during each of the last three fiscal years to employees and in connection with attracting new employees and PCB acquisition.

Fiscal Year	Grants		% of Shares Authorized under the Plan
2017	126,440		9.1%
2018	452,266	(1)	32.5%
2019	117,970	(2)	8.5%

(1)	Includes 420,393 shares relate to rollover stock options issued to PCB directors, officers and employees in connection with the PCB acquisition and are exercisable into shares of the Company’s common stock.
(2)	Includes 5,100 shares granted to the retained PCB employees on April 1, 2019, which vest at a rate of 20% annually, commencing on the first anniversary of grant.

We have been judicious in granting awards under the 2013 Plan and have remained sensitive to minimizing the impact of potential dilution that such awards could have on our shareholders. We currently anticipate that future awards will remain similar in amounts to those from the prior three years, although increases in the number of employees receiving awards, the amount of such awards and the value of our common stock could affect the number of shares subject to such future awards. If future awards remain similar to historical amounts, with potential increases as discussed above, the Company expects that the remaining shares together with the additional shares will last at least three years.

The Board believes this amendment is necessary to enable the Company to remain competitive with its peers in compensation practices and thereby attract and retain quality employees. If the Plan Increase is not approved by our shareholders, we will become reliant on cash-settled awards as our sole method of incentive-based compensation once awards are granted with respect to the shares currently remaining available for issuance under the 2013 Plan. We believe this would not be in our shareholders’ best interests as it would remove incentives aligning our executives and employees with shareholders to create long-term shareholder value. Therefore, the Board recommends that you to vote to approve the Plan Increase.

Summary of the 2013 Plan

The following summary of the 2013 Plan is qualified in its entirety by reference to the full text of the 2013 Plan, which is attached hereto as Appendix A.

Administration

The 2013 Plan is administered by the CNG Committee. Subject to the terms of the 2013 Plan, the CNG Committee determines which employees and consultants receive awards under the 2013 Plan, the dates of grant, the number and types of awards to be granted, the exercise or purchase price of each award, and the terms and conditions of the awards, including the period of their exercisability and vesting and the fair market value applicable to a stock award.

In addition, the CNG Committee has the authority to determine whether any award may be settled in cash, shares of our common stock, other securities or other awards or property. The CNG Committee has the authority to interpret the 2013 Plan and may adopt any administrative rules, regulations, procedures and guidelines governing the 2013 Plan or any awards granted under the 2013 Plan as it deems to be appropriate. The CNG Committee may also delegate any of its powers, responsibilities or duties to any person who is not a member of the CNG Committee or any administrative group within the Company. Our Board of Directors may also grant awards or administer the 2013 Plan.

Shares Available for Awards

The total number of shares available under the 2013 Plan will be increased by the Plan Increase from 1,390,620 shares to 1,590,620 shares, an increase of 200,000 shares. The shares of common stock subject to grant under the 2013 Plan may be made available from authorized and unissued shares, treasury shares or shares purchased on the open market. To the extent that any award is forfeited, or any stock option or stock appreciation right (“SAR”) terminates, expires or lapses without being exercised, or any award is settled for cash, the shares of Common stock subject to such awards not delivered as a result thereof will again be available for awards under the 2013 Plan. If the exercise price of any stock option and/or the tax withholding obligations relating to any award are satisfied by delivering shares of common stock (by either actual delivery or by attestation), only the number of shares of common stock issued net of the shares of Common stock delivered or attested, will be deemed to be granted for purposes of the share limits under the 2013 Plan.

The 2013 Plan provides that in the event of certain extraordinary corporate transactions or events affecting us, the Committee or our Board of Directors will make such substitutions or adjustments as it deems appropriate and equitable to (1) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the 2013 Plan, (2) the various maximum limitations set forth in the 2013 Plan, (3) the number and kind of shares or other securities subject to outstanding awards, and (4) the exercise price of outstanding options and SARs. In the case of corporate transactions such as a merger or consolidation, such adjustments may include the cancellation of outstanding awards in exchange for cash or other property or the substitution of other property for the shares subject to outstanding awards.

The aggregate number of shares of our common stock that may be granted to any employee during a fiscal year in the form of awards (other than stock options and SARs) that comply with Section 162(m) of the Code, may not exceed 100,000 shares. The maximum number of shares of our common stock that may be granted to any single individual during a fiscal year in the form of stock options may not exceed 100,000 shares. The maximum number of shares of our common stock that may be granted to any single individual during a fiscal year in the form of SARs may not exceed 100,000 shares.

Although the Company has the authority under the 2013 Plan to grant stock options and/or SARs, to date the Company has not issued any such awards. The Company may in the future determine to grant SARs and/or options.

Awards

The 2013 Plan provides for the grant of nonqualified and incentive stock options, stock appreciation rights, or SARs, restricted stock awards, restricted stock units, and other awards that may be settled in, or based upon the value of, our common stock.

Stock Options and SARs. Stock options granted under the 2013 Plan may either be incentive stock options, which are intended to qualify for favorable treatment to the recipient under U.S. federal tax law, or nonqualified stock options, which do not qualify for this favorable tax treatment. SARs granted under the 2013 Plan may either be “tandem SARs,” which are granted in conjunction with a stock option, or “free-standing SARs,” which are not granted in tandem with a stock option.

Each grant of stock options or SARs under the 2013 Plan will be evidenced by an award agreement that specifies the exercise price, the duration of the award, the number of shares to which the award pertains and such additional limitations, terms and conditions as the CNG Committee may determine, including, in the case of stock options, whether the options are intended to be incentive stock options or nonqualified stock options. The 2013 Plan provides that the exercise price of stock options and SARs will be determined by the CNG Committee, but may not be less than 100% of the fair market value of the stock underlying the stock options or SARs on the date of grant. Award holders may pay the exercise price in cash or, if set forth in an applicable award agreement, in common stock (valued at its fair market value on the date of exercise), by “cashless exercise” through a broker, or by withholding shares otherwise receivable on exercise. The term of stock options and SARs will be determined by the CNG Committee, but may not exceed ten years from the date of grant. The CNG Committee will determine the vesting and exercise schedule and other terms of stock options and SARs, and the extent to which they will be exercisable after the award holder’s service with the Company terminates.

Restricted Stock. Restricted stock may be granted under the 2013 Plan with such restrictions as the CNG Committee may designate. The CNG Committee may provide at the time of grant that the vesting of restricted stock will be contingent upon the achievement of applicable performance goals and/or continued service.

Except for these restrictions and any others imposed under the 2013 Plan or by the CNG Committee, upon the grant of restricted stock under the 2013 Plan, the recipient will have rights of a stockholder with respect to the restricted stock, including the right to vote the restricted stock; however, whether and to what extent the recipient will be entitled to receive cash or stock dividends paid, either currently or on a deferred basis, will be set forth in the award agreement.

Restricted Stock Units. The CNG Committee may grant restricted stock units payable in cash or shares of common stock, conditioned upon continued service and/or the attainment of performance goals (as described below) determined by the CNG Committee. We are not required to set aside a fund for the payment of any restricted stock units and the award agreement for restricted stock units will specify whether, to what extent and on what terms and conditions the applicable participant will be entitled to receive dividend equivalents with respect to the restricted stock units.

Other Stock-Based Awards. The CNG Committee may grant unrestricted shares of our common stock, or other awards denominated in our common stock, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the CNG Committee determines from time to time in its sole discretion as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

Dividend Equivalents. Dividend equivalent rights entitle the grantee to receive amounts equal to all or any of the ordinary cash dividends that are paid on the shares underlying a grant while the grant is outstanding. Dividend equivalent rights may be paid in cash, in shares of our common stock or in another form. The CNG Committee determines whether dividend equivalent rights will be conditioned upon the vesting or payment of the grant to which they relate and the other terms and conditions of the grant.

Other Stock-Based or Cash-Based Awards. Under the 2013 Plan, the CNG Committee may grant other types of equity-based, equity-related or cash-based awards subject to such terms and conditions that the CNG Committee may determine. Such awards may include the grant or offer for sale of unrestricted shares of our common stock, performance share awards, and performance units settled in cash.

Other Performance Awards. Under the 2013 Plan, the CNG Committee may provide that the grant, vesting or settlement of an award granted under the 2013 Plan is subject to the attainment of one or more performance goals. The CNG Committee has the authority to establish any performance objectives to be achieved during the applicable performance period when granting performance awards.

Termination of Employment

The impact of a termination of employment on an outstanding award granted under the 2013 Plan, if any, will be set forth in the applicable award agreement.

Treatment of Outstanding Equity Awards following a Change in Control

The 2013 Plan provides that, unless otherwise set forth in an award agreement, in the event of a change in control (as defined in the 2013 Plan), (i) any stock option or SAR will become fully exercisable and vested, (ii) the restrictions on any restricted stock will lapse and the shares will vest and become transferable, (iii) all restricted stock units will be considered earned and payable in full and any restrictions will lapse, and (iv) any performance-based awards will be deemed earned and payable in full, with the applicable performance goals to be deemed achieved at the greater of target or actual performance through the date of the change in control. The CNG Committee may also make additional adjustments and/or settlements of outstanding equity awards as it deems appropriate and consistent with the purposes of the 2013 Plan.

A “change in control” is generally deemed to occur under the 2013 Plan upon:

(a)	The acquisition in a transaction or series of transactions by any person of beneficial ownership of thirty percent (30%) or more of the combined voting power of the then outstanding shares of common stock of the Company; provided, however, the following acquisitions will not constitute a Change in Control: (A) any acquisition by the Company; (B) any acquisition of common stock of the Company by an underwriter holding securities of the Company in connection with a public offering thereof; and (C) any acquisition by any person pursuant to a transaction which complies with subsections (c) (i), (ii) and (iii), below;

(b)	Individuals who, as of date of the an award agreement are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common shareholders, of any new director was approved by a vote of at least two- thirds of the Incumbent Board, such new director will, for purposes of the 2013 Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual will be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

(c)	Consummation, following shareholder approval, of a reorganization, merger, or consolidation of the Company and/or its subsidiaries, or a sale or other disposition (whether by sale, taxable or non-taxable exchange, formation of a joint venture or otherwise) of fifty percent (50%) or more of the assets of the Company and/or its subsidiaries (each a “business combination”), unless, in each case, immediately following such business combination, (i) all or substantially all of the individuals and entities who were beneficial owners of shares of the common stock of the Company immediately prior to such business combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding shares of the entity resulting from the business combination or any direct or indirect parent corporation thereof (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one (1) or more subsidiaries)(the “Successor Entity”); (ii) no person (excluding any Successor entity or any employee benefit plan or related trust, of the Company or such Successor Entity) owns, directly or indirectly, thirty percent (30%) or more of the combined voting power of the then outstanding shares of common stock of the Successor Entity, except to the extent that such ownership existed prior to such business combination; and (iii) at least a majority of the members of the Board of Directors of the entity resulting from such business combination or any direct or indirect parent corporation thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such business combination; or

(d)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a business combination that complies with subsections (c)(i), (ii), and (iii) above.

Amendment and Termination

The 2013 Plan may be amended, altered, suspended, discontinued or terminated by our Board of Directors, but no amendment, alteration, suspension, discontinuation or termination may be made if it would materially impair the rights of a participant (or his or her beneficiary) without the participant’s (or beneficiary’s) consent, except for any such amendment required to comply with law. The 2013 Plan may not be amended without stockholder approval to the extent such approval is required to comply with applicable law or the listing standards of the applicable exchange.

New Plan Benefits

Awards under the 2013 Plan are made at the discretion of the CNG Committee. Therefore, the benefits or amounts that will be received by or allocated to each NEO, all current executive officers as a group, all directors who are not executive officers as a group, and all employees who are not executive officers as a group, under the 2013 Plan if the Amendment is approved by stockholders are not presently determinable.

Federal Income Tax Consequences Relating to Awards Granted pursuant to the 2013 Plan

The following discussion summarizes certain federal income tax consequences of awards under the 2013 Plan. This discussion is based on current laws in effect on the date of this Proxy Statement, which are subject to change (possibly retroactively). The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the 2013 Plan, nor does it cover state, local or non-U.S. tax consequences. The tax treatment of participants in the 2013 Plan may vary depending on each participant’s particular situation and may, therefore, be subject to special rules not discussed below. Participants are advised to consult with a tax advisor concerning the specific tax consequences of participating in the 2013 Plan.

In general, a participant realizes no taxable income upon the grant or exercise of an incentive stock option (“ISO”). However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and a deduction for us) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which we are not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which we are not entitled to a deduction.

Nonqualified Stock Options

In general, in the case of a nonqualified stock option, the participant has no taxable income at the time of grant but realizes ordinary income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to us. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as capital gain or loss for which we are not entitled to a deduction.

Restricted Stock

Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date, less any amount paid for the stock, and the Company will be allowed a corresponding tax deduction at that time. If the participant files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted stock, the participant will recognize ordinary income as of the date of grant equal to the fair market value of the common stock as of that date, less any amount the participant paid for the common stock, and the Company will be allowed a corresponding tax deduction at that time. Any future appreciation in the common stock will be taxable to the participant at capital gains rates. However, if the restricted stock award is later forfeited, the participant will not be able to recover the tax previously paid pursuant to his Section 83(b) election.

Restricted Stock Units

A participant does not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock unit is granted. When the restricted stock units vest and are settled for cash or stock, the participant generally will be required to recognize as ordinary income an amount equal to the fair market value of the shares, or the amount of cash, delivered. Any gain or loss recognized upon a subsequent sale or exchange of the stock (if settled in stock) is treated as capital gain or loss for which the Company is not entitled to a deduction.

Required Vote

To be approved, this proposal requires the affirmative vote of a majority of the votes cast at the Virtual Meeting on the proposal. Abstentions and broker non-votes with respect to this proposal will be counted for purposes of establishing a quorum and, if a quorum is present, abstentions will have the same practical effect as a vote against the proposal, while broker non-votes will have no effect on the outcome of the vote on this proposal. Our executive officers have an interest in this proposal by virtue of their being eligible to receive equity awards under the 2013 Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO OUR 2013 OMNIBUS STOCK INCENTIVE PLAN.

PROPOSAL 4:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking shareholders to ratify the appointment of Eide Bailly LLP (“Eide Bailly”) as our independent registered public accounting firm for our 2020 fiscal year. Although ratification is not legally required, we are submitting the appointment of Eide Bailly to our shareholders for ratification in the interest of good corporate governance. In the event that this appointment is not ratified, the Audit Committee of the Board will reconsider the appointment.

The Audit Committee appoints the independent registered public accounting firm annually. Before appointing Eide Bailly as our independent registered public accounting firm for fiscal year 2020, the Audit Committee considered the firm’s qualifications and it performance during fiscal year 2019 and the performance of Vavrinek, Trine, Day & Co. LLP (“Vavrinek”) during fiscal year 2019 and 2018. Eide Bailly acquired the operations of Vavrinek in July 2019. In addition, the Audit Committee reviewed and approved audit and all permissible non-audit services performed by Eide Bailly and Vavrinek in fiscal 2019 and by Vavrinek in 2018, as well as the fees paid to both firms for such services. In its review of non-audit service fees and its appointment of Eide Bailly as our independent registered public accounting firm, the Audit Committee considered whether the provision of such services was compatible with maintaining Eide Bailly’s independence.

Representatives of Eide Bailly are expected to attend the Virtual Meeting and will have an opportunity to make a statement if they wish to do so. They may also respond to appropriate questions from shareholders or their representatives.

None of the fees paid to Eide Bailly and/or Vavrinek during 2019 and to Vavrinek during 2018 were paid under the de Minimis safe harbor exception from Audit Committee pre-approval requirements. The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining Eide Bailly’s independence.

Vote Required

The affirmative vote of a majority of the shares represented and voting at the Virtual Meeting either at the Virtual Meeting or by proxy, with affirmative votes constituting at least a majority of the required quorum, is required to approve this proposal.

Board of Directors’ Board Recommendation

Your Board of Directors recommends that you vote “FOR” ratification of the appointment of Eide Bailly as our independent registered public accounting firm for the 2020 fiscal year.

Principal Accounting Fees and Services

Eide Bailly audited our consolidated financial statements for the fiscal year ended December 31, 2019. The following table presents fees billed or to be billed for professional audit services rendered by Eide Bailly and/or Vavrinek for the audits of our annual consolidated financial statements for 2019 and 2018 and for other services rendered by Eide Bailly and/or Vavrinek.

The aggregate fees billed by Eide Bailly and/or Vavrinek for the fiscal years ended December 31, 2019 and 2018, were as follows:

	2019	2018
Audit fees(1)	$275,000	$210,000
Audit-related fees	—	—
Tax fees(2)	—	1,000
All other fees (3)	—	21,200
Total	$275,000	$232,200

(1)	For 2019, audit fees consist of professional services provided for the audit of the Company’s annual consolidated financial statements and internal control over financial reporting including compliance with FDIC Improvement Act, review of the Company’s quarterly financial statements in connection with the filing of current and periodic reports, and related consultations.
For 2018, audit fees consists of professional services provided for the audit of the Company’s annual consolidated financial statements, review of the Company’s quarterly financial statements in connection with the filing of current and periodic reports, and related consultations.
(2)	Consists of tax compliance, tax advice, and tax consulting services.
(3)	Consists of acquisition audits and due diligence on mergers and acquisitions.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the Company’s independent auditor. These services may include audit, audit-related, tax and other services. Pre-approval is generally provided for up to one year and is detailed as to a particular service or category of service. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with the pre-approval and the fees for services performed to date. All services performed by Eide Bailly for which fees were billed to the Company during the years ended December 31, 2019 and 2018 as disclosed herein were approved by the Audit Committee pursuant to the procedures outlined herein. All of the services of Eide Bailly in auditing the Company’s Consolidated Financial Statements for the year ended December 31, 2019 were performed by Eide Bailly or its full-time, permanent employees.

PROPOSALS BY SHAREHOLDERS AT 2021 ANNUAL MEETING

Shareholder proposals to be considered for inclusion in the Proxy Statement for the Company’s 2021 Annual Meeting of Shareholders (the “2021 Meeting”) must be received by the Company at its offices at 17785 Center Court Drive N, Suite 750, Cerritos, CA 90703, no later than December 31, 2020. The proposals must also satisfy the conditions and procedures prescribed by the Company’s Bylaws and by the SEC in Rule 14a-8 for such proposals to be included in the Company’s Proxy Statement for the 2021 Meeting, and must be limited to 500 words. To be included in the Proxy Statement, the shareholder must be a holder of record or beneficial owner of at least $2,000 in market value or 1% of the Company’s securities entitled to be voted on the proposal, and have held the shares for at least one year and will continue to hold the shares through the date of the 2021 Meeting. Either the proposer, or a representative qualified under California law to present the proposal on the proposer’s behalf, must attend the meeting to present the proposal. Shareholders may not submit more than one proposal.

The SEC has in effect a rule governing a company’s ability to use discretionary proxy authority with respect to proposals that were not submitted in time to be included in the Proxy Statement (i.e., outside the processes of Rule 14a-8 as described in the preceding paragraph). As a result, in the event a proposal is not submitted to the Company prior to January 5, 2021, the calendar date that is 120 calendar days before the date of the Proxy Statement is first released to shareholders in connection with this Meeting and the proxy materials delivered in connection with the 2021 Meeting contain a statement conferring discretionary authority to the proxy holders of the Company (similar to the statement set forth in the third paragraph of this Proxy Statement), the proxies solicited by the Board for the 2021 Meeting will confer discretionary authority to the proxy holders to vote the shares in accordance with their best judgment and discretion if the proposal is received by the Company after January 5, 2021.

Whether or not you intend to be present at the Virtual Meeting, you are urged to return your proxy promptly. If you are then present at the Virtual Meeting and wish to vote your shares, your original proxy may be revoked by voting at the Virtual Meeting. However, if you are a shareholder whose shares are not registered in your own name, you will need the proxy obtained from your record holder to vote at the Virtual Meeting

OTHER BUSINESS

Management does not know of any matters to be presented to the Virtual Meeting other than those set forth above. However, if other matters properly come before the Virtual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with the recommendation of management and authority to do so is included in the proxy.

THE ENCLOSED PROXY SHOULD BE COMPLETED, DATED, SIGNED AND RETURNED IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOUR PROMPT MAILING OF THE SIGNED PROXY WILL BE APPRECIATED.

DATED: May 4, 2020	FIRST CHOICE BANCORP

Peter H. Hui	Robert M. Franko
Chairman of the Board	President and Chief Executive Officer

First Choice Bancorp

VOTE

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A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 3, and 4

1. To elect the following eight (8) directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Robert M. Franko	☐	☐	02 - James H. Gray	☐	☐	03 - Peter H. Hui	☐	☐
04 - Fred D. Jensen	☐	☐	05 - Luis Maizel	☐	☐	06 - Lynn McKenzie-Tallerico	☐	☐
07 - Pravin C. Pranav	☐	☐	08 - Phillip T. Thong	☐	☐			

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Proxy — FIRST CHOICE BANCORP

Notice of 2020 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — June 16, 2020

The undersigned shareholder of First Choice Bancorp ("**First Choice**") hereby nominates, constitutes and appoints Robert M. Franko and Khoi D. Dang or any one of them, and each of them, the attorney, agent, and proxy of the undersigned with full powers of substitution, to vote all stock of First Choice which the undersigned is entitled to vote at the Annual Meeting of Shareholders of First Choice to be held on June 16, 2020, at 4:30 P.M. local time virtually via the internet, and at any and all adjournments thereof as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

THIS PROXY IS SOLICITED ON BEHALF OF FIRST CHOICE'S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF FIRST CHOICE AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON.

THE BOARD OF DIRECTORS OF FIRST CHOICE UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ALL THE NOMINEES LISTED, "FOR" APPROVAL OF PROPOSALS 2, 3, AND 4. This Proxy confers discretionary authority and shall be voted in accordance with the recommendations of First Choice's Board of Directors unless a contrary instruction is indicated, in which case this Proxy shall be voted in accordance with such instruction.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

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